UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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LKQ Corporation

(Name of registrant as specified in its charter)

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March 22, 2013
Dear Fellow Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of LKQ Corporation at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 at 1:30 p.m., Central Time, on May 6, 2013.
This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information concerning LKQ that you should be aware of when you vote your shares.
The principal business of the Annual Meeting will be to elect directors, to ratify the appointment of our independent registered public accounting firm, to approve the material terms of the performance goals under our 1998 Equity Incentive Plan, to approve an amendment to our Certificate of Incorporation increasing the number of our authorized shares, and to hold an advisory vote on executive compensation. We also plan to review the status of the Company's business at the meeting and answer any questions you may have.
It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you vote your shares as soon as possible.
On behalf of the Board of Directors and management, we would like to express our appreciation for your investment in LKQ Corporation.
Sincerely,

Joseph M. Holsten	Robert L. Wagman
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2013
Notice is hereby given that the 2013 Annual Meeting of the Stockholders of LKQ Corporation will be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 on Monday, May 6, 2013 at 1:30 p.m., Central Time. The purpose of our 2013 Annual Meeting is to:

1.	Elect ten directors for the ensuing year.
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013.
3.	Approve the material terms of the performance goals under our 1998 Equity Incentive Plan to permit certain payouts under the plan to qualify as tax-deductible performance-based compensation.
4.	Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000.
5.	Hold an advisory vote on executive compensation.
6.	Transact such other business as may be properly brought before the 2013 Annual Meeting or any adjournment or postponement of the 2013 Annual Meeting.
We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process lowers our costs and reduces the environmental impact of our 2013 Annual Meeting. On or about March 22, 2013, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and how to vote online. All other stockholders will receive the proxy materials by mail.
You can vote at the 2013 Annual Meeting in person or by proxy if you were a stockholder of record on March 7, 2013. Whether or not you plan to attend, please review our proxy materials and submit your vote by proxy. Instructions for voting are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time prior to its use at the 2013 Annual Meeting.

By Order of the Board of Directors

Victor M. Casini
Senior Vice President, General Counsel and Corporate Secretary
March 22, 2013

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

LKQ CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2013

Page
INTRODUCTION	1
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Monday, May 6, 2013	1
Date, Time and Place of the Meeting	1
Purpose of the Meeting	1
Who Can Vote	2
How You Can Vote	2
How the Board Recommends that You Vote	2
How You May Revoke or Change Your Vote	2
Quorum Requirement	3
Vote Required	3
Discretionary Voting and Adjournments	3
PROPOSAL NO. 1—ELECTION OF OUR BOARD OF DIRECTORS	4
Nominees	4
Nominating Process	8
CORPORATE GOVERNANCE	8
Board Leadership Structure	8
Role of Board of Directors in Our Risk Management Process	8
Director Independence	8
Director Attendance	9
Director Stock Ownership Guidelines	9
Committees of the Board	9
Stockholder Communications with the Board of Directors	10
Compensation Committee Interlocks and Insider Participation	10
DIRECTOR COMPENSATION	10
Director Fees	10
Stock Option and Compensation Plan for Non-Employee Directors	11
Indemnification	11
Director Compensation Table	11
PROPOSAL NO. 2—APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Audit Fees and Non-Audit Fees	12
Policy on Audit Committee Approval of Audit and Non-Audit Services	12
Report of the Audit Committee	13
PROPOSAL NO. 3—APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR EQUITY INCENTIVE PLAN AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE	14
Description of the Equity Incentive Plan	14
Types of Awards Under the Equity Incentive Plan	14
Federal Income Tax Consequences of the Equity Incentive Plan	17
PROPOSAL NO. 4—AMENDMENT TO CERTIFICATE OF INCORPORATION	18
Form of the Amendment	18

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INTRODUCTION
We have sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of the common stock of LKQ Corporation at our upcoming annual meeting of stockholders for 2013 (the “2013 Annual Meeting”). In this Proxy Statement, the words “LKQ,” “Company,” “we,” “our,” “ours,” and “us” refer to LKQ Corporation and its subsidiaries.
In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), the information below included under the captions “Report of the Audit Committee” and “Compensation Committee Report” will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”).
On August 6, 2012, our Board of Directors declared a two-for-one split of the shares of our common stock in the form of a stock dividend to the stockholders of record on August 28, 2012.  We paid the stock dividend on September 18, 2012.  All information regarding the shares of our common stock in this Proxy Statement reflects the two-for-one split.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Monday, May 6, 2013.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Annual Report”) and this Proxy Statement are available at:
http://investor.lkqcorp.com/phoenix.zhtml?c=147311&p=proxy.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to the owners of our stock. All stockholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of the 2013 Annual Meeting. We are mailing the Notice Regarding Availability of Proxy Materials to our stockholders on or about March 22, 2013.
Date, Time and Place of the Meeting
The 2013 Annual Meeting will be held on Monday, May 6, 2013, at 1:30 p.m., Central Time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603. To obtain directions to attend the meeting, please contact our Corporate Secretary. Our principal executive offices are located at 500 West Madison Street, Suite 2800, Chicago, Illinois 60661 (telephone: 312-621-1950).
Purpose of the Meeting
The purpose of the 2013 Annual Meeting is to vote on the following:
1. The election of ten directors, each to serve for a term of one year;
2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;
3. The approval of the material terms of the performance goals under our 1998 Equity Incentive Plan to permit certain payouts under the plan to qualify as tax-deductible performance-based compensation;
4. An amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000;
5. On an advisory basis, executive compensation; and
6. The transaction of any other business properly brought before the 2013 Annual Meeting or any adjournment or postponement of the 2013 Annual Meeting.

Who Can Vote
Stockholders of record at the close of business on March 7, 2013, the record date, will be entitled to notice of and to vote at the 2013 Annual Meeting or any adjournment or postponement of the meeting. As of March 7, 2013, there were 298,376,556 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the meeting.
How You Can Vote
You may vote in one of the following three ways:
By the internet
Go to www.proxyvote.com 24 hours a day, 7 days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT on May 5, 2013.
By telephone
On a touch-tone telephone, call toll-free 1-800-454-8683, 24 hours a day, 7 days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT on May 5, 2013.
By mail
If you are a stockholder of record and you elect to receive your proxy materials by mail, you can vote by marking, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instruction form that will be provided by your bank, broker or other nominee. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.
If you vote before the 2013 Annual Meeting, the named proxies will vote your shares as you direct. If you send in your proxy card or voting instruction form or use Internet voting but do not specify how you want to vote your shares, the proxies will vote your shares in accordance with how the Board of Directors recommends that you vote as set forth below under “How the Board Recommends that You Vote.”
How the Board Recommends that You Vote
The Board of Directors unanimously recommends that you vote:
•FOR all of the nominees for election to the Board of Directors in Proposal One-Election of our Board of Directors;
•FOR Proposal Two-ratification of the appointment of our independent registered public accounting firm;
•FOR Proposal Three-approval of the material terms of the performance goals under our 1998 Equity Incentive Plan;
•FOR Proposal Four-approval of the amendment to our Certificate of Incorporation; and
•FOR Proposal Five-approval, on an advisory basis, of the compensation of our named executive officers.
How You May Revoke or Change Your Vote
If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet voting instructions or completing, signing, dating and returning a proxy card;

•	Sending written notice of revocation to our Corporate Secretary; or

•	Attending the 2013 Annual Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions the broker, bank or other nominee provides.
Quorum Requirement
The presence at the 2013 Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the 2013 Annual Meeting. Shares represented by “broker non-votes” and by proxies marked “Abstain” are counted in determining whether a quorum is present for the transaction of business at the 2013 Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.
Vote Required
For Proposal One-Election of our Board of Directors, you may vote “for” or withhold your vote with respect to each director. The election of directors will be decided by the affirmative vote of a plurality of shares of our common stock as of the record date present in person or represented by proxy at the 2013 Annual Meeting. “Plurality” means the ten individuals who receive the greatest number of votes cast “for” are elected as directors.
For Proposals Two through Five, you may vote “for,” “against” or “abstain” with respect to each proposal. Each proposal will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting except for the proposal to amend our Certificate of Incorporation (proposal four), which requires the affirmative vote of a majority of the shares outstanding. Proposal Five is an advisory vote only. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against that matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect, other than to reduce the number of affirmative votes needed to approve a proposal, except with respect to proposal four, where they will have the effect of a vote against that proposal.
We have appointed a representative of Broadridge Financial Solutions as our independent inspector of election. The representative will determine whether a quorum is present and will tabulate all votes cast at our 2013 Annual Meeting.
Discretionary Voting and Adjournments
We currently are not aware of any business to be acted upon at the 2013 Annual Meeting other than that described in this Proxy Statement. If, however, other matters properly are brought before the 2013 Annual Meeting, or any adjournment or postponement of the 2013 Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including to adjourn the 2013 Annual Meeting.
Adjournment of the 2013 Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the 2013 Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the 2013 Annual Meeting. We currently do not intend to seek an adjournment of the 2013 Annual Meeting.

PROPOSAL NO. 1
ELECTION OF OUR BOARD OF DIRECTORS
Nominees
Ten directors are to be elected at the 2013 Annual Meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at our annual meeting of stockholders in 2014 or until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal. All of the nominees are serving as directors as of the date of this Proxy Statement.
Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for election of these ten nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.
The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position(s)
A. Clinton Allen	69	May 2003	Lead Independent Director
Kevin F. Flynn	45	May 2008	Director
Ronald G. Foster	71	October 2007	Director
Joseph M. Holsten	60	November 1998	Chairman of the Board
Blythe J. McGarvie	56	March 2012	Director
Paul M. Meister	60	February 1999	Director
John F. O'Brien	69	July 2003	Director
Guhan Subramanian	42	January 2013	Director
Robert L. Wagman	48	November 2011	President and Chief Executive Officer
William M. Webster, IV	55	June 2003	Director
Biographical information concerning our ten nominees is presented below.
A. Clinton Allen. Mr. Allen currently is Chairman and Chief Executive Officer of A.C. Allen & Company, a holding company. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 until March 2002, and Chairman of Psychemedics Corporation from March 2002 until November 2003. Mr. Allen was Vice Chairman and a director of The DeWolfe Companies, Inc., a real estate company, from 1991 until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands Inc., a worldwide company selling knives, watches and related accessories, from 1995 until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is the non-executive Chairman of Collector's Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; a director of Brooks Automation, a provider of automation technology to the semiconductor industry; and Vice Chairman and a director of Avantair, Inc., a seller and manager of fractional ownerships of professionally piloted aircraft. In March 2011, Mr. Allen was elected as our Lead Independent Director. Mr. Allen holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Allen should serve as a director of LKQ include his expertise in the areas of corporate governance and responsibility, audit practices and executive compensation. His qualifications in these areas have helped us formulate our corporate governance principles. Mr. Allen also serves on both our Audit Committee and our Governance/Nominating Committee because of his knowledge in these areas.
Kevin F. Flynn. Mr. Flynn is and has been the Chairman and Chief Executive Officer of Emerald Ventures, Inc., a private investment holding and financial advisory company, since 1996. He most recently has been the Chairman of Renovo Services, LLC, a national collateral recovery company specializing in vehicle transition management, investigations, collections and remarketing, since September 2005. This company was sold to a private equity firm in 2012. Since June 1995, he has been the President of Flynn Enterprises, Inc., a venture capital, hedging and consulting firm. Mr. Flynn previously was a member of our Board of Directors from February 1999 to May 2003. Mr. Flynn holds a Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Flynn should serve as a director of LKQ include his exceptional knowledge regarding general business transactions (including mergers and acquisitions), capital markets, capital raising transactions, operations, government affairs and financial statement analysis. Mr. Flynn has been involved in a myriad of business ventures, including video store ownership, franchising indoor children's playgrounds, casino gaming and asset repossession. Mr. Flynn has had a particular focus on the capital-raising aspects of these businesses. In addition, Mr. Flynn was instrumental in the initial formation of LKQ, was a member of our Board of Directors from February 1999 to May 2003, and has assisted us in connection with certain of our acquisitions. These experiences, as well as his own significant ownership position in the company, bring a unique and valuable perspective to matters facing LKQ.
Ronald G. Foster. Mr. Foster was the Chairman of the Board of Keystone Automotive Industries, Inc. from August 2000 until October 2007 when we acquired Keystone. In October 2007, Mr. Foster was elected to our Board of Directors pursuant to a covenant in the Keystone acquisition agreement wherein we committed to add two Keystone directors to our Board of Directors. Mr. Foster has been a consultant since he left the automotive segment of Tenneco, Inc. in October 1993, where he specialized in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he held various positions within the automotive segment, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world's largest manufacturer of ride control systems. Mr. Foster holds a Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Foster should serve as a director of LKQ include his extensive experience managing businesses in the automotive parts industry in both the original equipment and replacement part segments, his role as Chairman of the Board of Keystone Automotive Industries, Inc., and his knowledge of SEC and other regulatory requirements for publicly-traded companies.
Joseph M. Holsten. Mr. Holsten has been our Chairman of the Board since November 2011. He joined us in November 1998 as our President and Chief Executive Officer. He was elected to our Board of Directors in February 1999. In November 2010, Mr. Holsten was appointed as Vice Chairman of our Board of Directors. On January 1, 2011, his officer position changed to Co-Chief Executive Officer as part of his transition to retirement. He retired from his officer position in January 2012. Prior to joining us, Mr. Holsten held various positions of increasing responsibility with the North American and International operations of Waste Management, Inc. for approximately 17 years. From February 1997 until July 1998, Mr. Holsten served as Executive Vice President and Chief Operating Officer of Waste Management, Inc. From July 1995 until February 1997, he served as Chief Executive Officer of Waste Management International, plc where his responsibility was to streamline operating activities. Prior to working for Waste Management, Mr. Holsten was a staff auditor at a public accounting firm. Mr. Holsten also has served since May 2009 as a member of the Board of Directors of Covanta Holding Corporation, a holding company in the energy-from-waste solutions and insurance products business. Mr. Holsten holds a Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Holsten should serve as a director of LKQ include primarily his unparalleled knowledge of our business and our industry. Mr. Holsten has been with us almost since our inception and from that time has become intimately familiar with all aspects of our business, including in particular operational and financial matters. His knowledge and experience provide a critical component for the proper functioning of our Board. Mr. Holsten also brings to our Board his significant operational experience from his key positions at Waste Management. He also brings financial accounting skills to our Board through his qualification as a certified public accountant, his attainment of an MBA in finance and accounting, and his prior work at a public accounting firm.
Blythe J. McGarvie. Ms. McGarvie has been a member of the faculty of Harvard Business School teaching in the accounting and management department since July 2012. She also has served as Chief Executive Officer and Founder of Leadership for International Finance since 2003, offering strategic reviews and leadership seminars for improved decision-making for corporate and academic groups. From 1999 to 2002, she was the Executive Vice President and Chief Financial Officer of BIC Group, a publicly-traded consumer goods company with operations in 36 countries. From 1994 to 1999, Ms. McGarvie was the Executive Vice President and Chief Financial Officer of Hannaford Bros. Co., a Fortune 500 retailer. She serves on the board of directors of Viacom Inc., a global entertainment content company, and currently is the chairperson of the Viacom audit committee. Ms. McGarvie is also a member of the board of directors of Accenture plc, a global management consulting, technology services and outsourcing company, and was a member of the board of directors of the Travelers Company, Inc. through May 2011. Ms. McGarvie holds an Advanced Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Ms. McGarvie should serve as a director of LKQ include her significant experience in the fields of finance and accounting and her international experience. In addition, she has served on publicly-traded companies as a board member since 2001 and has considerable experience with corporate governance matters.
Paul M. Meister. Mr. Meister is Chairman and Chief Executive Officer of inVentiv Health, Inc., a leading global provider of results-driven clinical, consulting and commercial services to the biopharmaceutical and healthcare industries. In addition, Mr. Meister is Chief Executive Officer and Co-Founder of Liberty Lane Partners, LLC, a private investment firm utilizing its broad-based experience in operating and financial management. He formerly was Chairman of the Board of Thermo Fisher Scientific Inc., a provider of products and services to businesses and institutions in the field of science, which was formed by the merger of Fisher Scientific International Inc. and Thermo Electron Corporation in November 2006. Mr. Meister was Vice Chairman of Fisher Scientific International Inc. from 2001 to 2006, and served as its chief financial officer from 1991 to 2001. Fisher Scientific International provided products and services to research, healthcare, industrial, educational and government markets. Mr. Meister is a member of the Board of Directors of Scientific Games Corporation, which provides customized, end-to-end solutions to the gaming industry. Mr. Meister is Co-Chair of the University of Michigan's Life Sciences Institute External Advisory Board and serves on the Executive Advisory Board of the Chemistry of Life Processes Institute at Northwestern University.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Meister should serve as a director of LKQ include his executive positions with an S&P 500 company, including Chairman of the Board and Chief Financial Officer, and his MBA in Finance and Accounting. Mr. Meister provides sound judgment and discernment to our Board from the experience gained in his key roles with Fisher Scientific International and Thermo Fisher Scientific. His ten years as a Chief Financial Officer and his MBA in Finance and Accounting qualify him as an audit committee financial expert.
John F. O'Brien. Mr. O'Brien retired in 2002 as the Chief Executive Officer of Allmerica Financial Corporation, a public insurance company. In addition to serving on our Board of Directors, he is a director and non-executive chairman of Cabot Corporation, a global specialty chemicals corporation; the Lead Director of The TJX Companies, Inc., an off-price retailer of apparel and home fashions; and a director of a family of 35 registered investment companies managed by BlackRock, an investment management advisory firm. From June 1989 to August 2006, Mr. O'Brien was a director of Abiomed, Inc., a developer and manufacturer of cardiovascular products. From August 1989 to November 2002, Mr. O'Brien was President and Chief Executive Officer of Allmerica Financial Corporation. From 1968 to 1989, Mr. O'Brien held several positions at Fidelity Investments, including Group Managing Director of FMR Corporation (from 1986 to 1989), Chairman of Institutional Services Company (from 1986 to 1989) and Chairman of Brokerage Services, Inc. (from 1984 to 1989). Mr. O'Brien holds an Advanced Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. O'Brien should serve as a director of LKQ include his tenure as the President and CEO of a Fortune 500 insurance company and over 35 years of experience in the insurance and investment management industries. His insurance and financial experience provide him with skills and knowledge that he is able to contribute to our Board's oversight with regard to LKQ's relationship with the insurance industry. Moreover, he is able to provide oversight with regard to budgeting, financial planning, and the appropriate financial strength and capital structure of the Company. Mr. O'Brien's continuing education regarding corporate governance matters in part led to his election as the chairman of our Governance/Nominating Committee.
Guhan Subramanian. Mr. Subramanian was elected to our board in January 2013. He is currently the Joseph Flom Professor of Law and Business at the Harvard Law School and the H. Douglas Weaver Professor of Business Law at the Harvard Business School. He is the first person in the history of Harvard University to hold tenured appointments at both the Harvard Law School and the Harvard Business School. At the Harvard Law School he teaches courses in negotiations and corporate law. At the Harvard Business School he teaches in several executive education programs including Strategic Negotiations, Changing the Game, and Making Corporate Boards More Effective.  He is the faculty chair for the JD/MBA program at Harvard University and the Vice Chair for Research at the Harvard Program on Negotiation. Prior to joining the Harvard faculty in September 1999, Mr. Subramanian spent three years at McKinsey & Company as a consultant in their New York, Boston, and Washington, D.C. offices.  He also holds a Masters Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Subramanian should serve as a director of LKQ include his extensive knowledge of corporate law, corporate governance and business negotiations.  His positions at Harvard Law School and Harvard Business School provide Mr. Subramanian with continuous exposure and insight into the key issues and developments affecting boards of directors and the businesses they oversee.  In addition, his role as an instructor in executive education programs allows Mr. Subramanian to exchange ideas and gain knowledge from numerous prominent business leaders.
Robert L. Wagman. Mr. Wagman became our President and Chief Executive Officer on January 1, 2012. He was elected to our Board of Directors on November 7, 2011. Mr. Wagman was our President and Co-Chief Executive Officer from January 1, 2011 to January 1, 2012. Prior thereto, he had been our Senior Vice President of Operations-Wholesale Parts Division, with oversight of our wholesale late model operations, since August 2009. Prior thereto, from October 1998, Mr. Wagman managed our insurance company relationships, and from February 2004, added to his responsibilities the oversight of our aftermarket product operations. He was elected our Vice President of Insurance Services and Aftermarket Operations in August 2005. Before joining us, Mr. Wagman served from April 1995 to October 1998 as the Outside Sales Manager of Triplett Auto Parts, Inc., a recycled auto parts company that we acquired in July 1998. He started in our industry in 1987 as an Account Executive for Copart Auto Auctions, a processor and seller of salvage vehicles through auctions.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Wagman should serve as a director of LKQ include his vast experience and knowledge regarding the operations of our company and the industry in which we operate. He has been with our company for close to 14 years and has been involved in our industry for almost 25 years. This experience and knowledge makes Mr. Wagman a key contributor to the deliberations of the Board of Directors. In addition, Mr. Wagman is the primary management liaison to the Board of Directors in his position as our Chief Executive Officer.
William M. Webster, IV. Mr. Webster was the co-founder and Chairman of the Board of Directors of Advance America, Cash Advance Centers, Inc., the largest payday advance lender in the United States. He served as the Chairman of the Board of Advance America from January 2009 to April 2012 when Advance America was sold to Group Electra. Prior to founding Advance America in 1997, Mr. Webster was part of the Bush-Clinton transition team and subsequently served the Clinton Administration in various capacities, including Chief of Staff to the Secretary of Education, Richard W. Riley, and as Assistant to the President and Director of Scheduling and Advance in the White House. Mr. Webster is a director and the chairman of the Audit Committee of Golub Capital BDC, LLC, an externally managed, closed-end, non-diversified management investment company. Mr. Webster is the past President and a Founding Board Member of the Community Financial Services Association (CFSA), the national trade association for payday advance lenders. Mr. Webster is also Chairman of the Board of Greenville Health System, the largest employer in South Carolina. Mr. Webster holds a Masters Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Webster should serve as a director of LKQ include his experience as Chairman of the Board and Chief Executive Officer of Advance America, Cash Advance Centers, Inc. and his past service as a member of the Board of Advisors of Golub Capital, an affiliate of Golub Capital BDC, LLC and a leading provider of financing solutions for the middle market. These roles give Mr. Webster a unique perspective with respect to financing matters involving LKQ. Mr. Webster also graduated from the University of Virginia Law School, and he brings to our Board of Directors analytical skills developed through his legal education.
We recommend that you vote “FOR” the election
of each of the nominees for director.

Nominating Process
The Governance/Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders and will apply the same evaluation to such recommendations submitted by stockholders as to recommendations submitted by any other person or entity. The Governance/Nominating Committee operates under a written charter, which is available on our corporate website at www.lkqcorp.com. The charter includes a statement of the competencies and personal attributes of nominees to the Board of Directors to be used as a guideline in connection with their evaluation.
Some of the competencies and personal attributes that the Governance/Nominating Committee considers include a nominee's experience, general judgment and knowledge, grasp of the Company's business, understanding of the function of the Board to represent stockholders' interests, willingness to devote adequate time to board duties, ability to effectively communicate, and demonstration of vision and leadership. In identifying nominees for director, the Governance/Nominating Committee seeks persons with diverse and complementary (as opposed to overlapping) competencies and attributes. The Governance/Nominating Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age or national origin.
Stockholders who wish the Governance/Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Governance/ Nominating Committee in care of the Corporate Secretary of the Company at the Company's principal executive offices, as described in the section below entitled “Submitting Your Proposals for the 2014 Annual Meeting.”
CORPORATE GOVERNANCE
Board Leadership Structure
We have different persons in the roles of Chairman of the Board and Chief Executive Officer. Mr. Holsten has been our Chairman of the Board since November 2011. Mr. Wagman has been our Chief Executive Officer since January 2012. We believe that this leadership structure is appropriate for our Company because our Chairman of the Board and our Chief Executive Officer complement each other in their common objective of promoting the best interests of our stockholders. Mr. Holsten led our Company as its top executive from November 1998 through December 2011 (as the Co-Chief Executive Officer during the 2011 calendar year), after which he retired from his officer position. He had assumed the Chairman of the Board position shortly after the death of Donald Flynn, the former Chairman. Mr. Holsten brings to the Chairman of the Board position a great deal of experience operating companies and also has a strong financial accounting background. Mr. Wagman has worked in our industry for over 25 years and adds his extensive knowledge of the operations side of our business. Messrs. Holsten and Wagman are able to apply their different yet complementary strengths to give the Board of Directors a unique perspective with respect to the key business issues that arise and help the Board to make well-informed decisions regarding such issues.
Our Board of Directors has designated A. Clinton Allen as our Lead Independent Director. Mr. Allen leads the executive sessions of our independent directors and focuses particular attention on our corporate governance matters. We believe that in fulfilling this role Mr. Allen complements the strengths of our Chairman and Chief Executive Officer described above and strengthens our Board's leadership.
Role of Board of Directors in Our Risk Management Process
We have well developed processes in place to manage our key strategic, operational, financial, and compliance risks. Our entire Board of Directors is responsible for monitoring and evaluating the risks we face and our risk management processes. We implement our risk management processes through the periodic disclosure to the Board of such risks by each of our Chairman of the Board and our Chief Executive Officer and other appropriate executives (including our Chief Financial Officer and our General Counsel) with respect to such matters as acquisitions, capital raising transactions, financial accounting matters and legal issues. In addition, our annual strategic planning and budgeting process includes identification of risks and a sensitivity analysis, which is reviewed with our Board. Our Internal Audit department develops a risk-based audit plan annually that is reviewed with our Audit Committee, along with the results of internal audit reviews and activities. We believe that the Board's oversight of risks is enhanced by our leadership structure because the Board often receives more than one point of view regarding the risks, thereby leading to a more thorough analysis of the matter.
Director Independence
The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Governance/Nominating Committee, has affirmatively determined that each nominee for election as a director (except Messrs. Holsten and Wagman) is independent in that each such person has no material relationship with the Company, our management or our independent registered public accounting firm, and otherwise meets the independence and other requirements of the listing standards of NASDAQ, the rules and regulations of the SEC and applicable law. The Board determined that Mr. Holsten is not independent due to his status as an executive officer of the Company through December 31, 2011 and his ongoing consulting arrangement, and that Mr. Wagman is not independent due to his status as a current executive officer of the Company.
Director Attendance
The Board held five meetings (four regular and one special) during fiscal 2012. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which such director served which were held during the period during which such director served as a director. At each of its regular meetings, the independent members of the Board typically hold executive sessions without management present. Four executive sessions were held in 2012.
We encourage all of our directors to attend our annual meeting of stockholders, and we customarily schedule a regular Board meeting on the same day as our annual meeting. All persons who were directors at the time attended our annual meeting of stockholders in 2012.
Director Stock Ownership Guidelines
In August 2012, our Board adopted stock ownership guidelines for non-employee directors providing that each such director is expected to hold a number of shares of LKQ common stock that have a market value at least equal to three times the annual cash compensation received by such director for serving on the Board. In March 2012, the Board amended the guidelines to provide that each non-employee director is expected to hold a minimum of 10,000 shares (pledged shares do not count toward this minimum) and to provide that such ownership amount would be obtained within five years after first becoming subject to the guidelines. The complete guidelines can be found on our website at www.lkqcorp.com (click the “Governance” link under “Investor Relations”).
Committees of the Board
Our Board has four standing committees. They are the Audit Committee, the Compensation Committee, the Governance/Nominating Committee and the Government Affairs Committee. The Board reviews and determines the membership of the committees at least annually, with input from the Governance/Nominating Committee. The following table sets forth the current membership of the committees.

Name	Audit Committee	Compensation Committee	Governance/ Nominating Committee	Government Affairs Committee
A. Clinton Allen	Member	—	Member	—
Kevin F. Flynn	Member	—	—	Chairperson
Ronald G. Foster	—	Member	—	Member
Joseph M. Holsten	—	—	—	—
Blythe McGarvie	Chairperson	—	Member	—
Paul M. Meister	Member	Chairperson	—	—
John F. O'Brien	—	Member	Chairperson	—
Guhan Subramanian	Member	—	Member	—
William M. Webster IV	—	Member	—	Member
The functions and membership of each committee are described below.
Audit Committee.    The Audit Committee's functions include selecting our independent registered public accounting firm and recommending that firm for ratification by stockholders; reviewing the arrangements for, and scope of, the independent registered public accounting firm's examination of our financial statements; meeting with the independent registered public accounting firm and certain of our officers to review the adequacy and appropriateness of our system of internal control and reporting, our critical accounting policies, and our public financial disclosures; ensuring compliance with our codes of ethics; and performing any other duties or functions deemed appropriate by the Board of Directors.
All of the Audit Committee members satisfy the independence, financial literacy, and expertise requirements of the rules of NASDAQ. Our Board of Directors has determined that each of Ms. McGarvie, Mr. Allen, Mr. Flynn and Mr. Meister satisfies the requirements to be designated an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Audit Committee met nine times during 2012.

Compensation Committee.    The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding compensation to be paid to our executive officers and is responsible for the administration and interpretation of, and the granting of awards under, our incentive compensation plans. All of the Compensation Committee members are independent as defined in NASDAQ's listing standards. The Compensation Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Compensation Committee met four times during 2012.
The compensation of our executive officers is determined through a process involving our Chairman of the Board, our Chief Executive Officer and our Compensation Committee. Our Chairman of the Board typically determines the proposed compensation of our Chief Executive Officer. Our Chief Executive Officer typically determines the proposed compensation of the remaining executive officers. The Compensation Committee holds a meeting near the beginning of each calendar year to consider the proposed compensation amounts for that year and to make final determinations. The executive officers are not present during the deliberations and final decisions by the Compensation Committee concerning executive compensation (except for the General Counsel who serves as the corporate secretary of the meeting).
Governance/Nominating Committee.    The Governance/Nominating Committee is responsible for developing policies and processes designed to provide for effective and efficient governance by the Board of Directors and for identifying qualified individuals and nominating such individuals for membership on the Board of Directors and its committees. All of the members of the Governance/Nominating Committee are independent as defined in NASDAQ's listing standards. The Governance/Nominating Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Governance/Nominating Committee met four times during 2012.
Government Affairs Committee.    The responsibilities of the Government Affairs Committee are to monitor our compliance with regulatory requirements, to oversee any significant legislative or regulatory issues affecting us, and to provide guidance with respect to our initiatives involving federal and state governments. The Government Affairs Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Government Affairs Committee met four times in 2012.
Stockholder Communications with the Board of Directors
Stockholders desiring to contact the Board of Directors or any committee of the Board should address the communication to LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, Attention: Corporate Secretary, with a request to forward the communication to the intended recipient. All such communications will be forwarded unopened.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently composed of Messrs. Foster, Meister, O'Brien and Webster. It determines the compensation of our executive officers. None of Messrs. Foster, Meister, O'Brien or Webster is or was an officer or employee of the Company nor are they officers of any entity for which one of our executive officers served as a director or makes compensation decisions.
DIRECTOR COMPENSATION
Director Fees
In March 2012, the Board of Directors changed director compensation by decreasing the quarterly cash compensation for each director from $31,250 to $25,000 and adding, subject to stockholder approval, an annual equity grant with a value equal to $100,000.  In May 2012, the stockholders approved amendments to the LKQ Corporation 1998 Equity Incentive Plan (the “Equity Incentive Plan”) that, among other matters, explicitly allowed non-employee directors to be eligible participants in the plan. Upon such approval, in May 2012, each non-employee director received a grant of restricted stock units (“RSUs”) with a value on the grant date of $100,000. The equity grant vests one year after the date of issuance.
Non-employee directors also received the following quarterly amounts for serving on committees of the board: $6,250 and $3,750 by each of the chairman and the other members of the Audit Committee, respectively; $3,750 and $2,500 by each of the chairman and the other members of the Compensation Committee, respectively; $3,000 and $2,000 by each of the chairman and the other members of the Governance/Nominating Committee, respectively; and $3,000 and $2,000 by each of the chairman and the other members of the Government Affairs Committee, respectively. In addition, the Chairman of the Board received a quarterly compensation amount of $12,500, and our Lead Independent Director received a quarterly compensation amount of $6,250.
Each director has the option, by making an election by December 31 of each year, to receive the cash portion of director compensation for the following calendar year in shares of our common stock instead of cash. None of our directors elected to receive his or her cash compensation for 2012 in shares of our common stock. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with serving on our Board.
Stock Option and Compensation Plan for Non-Employee Directors
In 2003, our Board of Directors adopted and our stockholders approved the Stock Option and Compensation Plan for Non-Employee Directors (the “Director Plan”).  On March 5, 2012, our Board of Directors approved, and on May 7, 2012, our stockholders approved, an amendment to the Equity Incentive Plan (1) to explicitly allow non-employee directors to be eligible participants thereunder, (2) to add a provision giving non-employee directors the right to receive shares of our common stock under the Equity Incentive Plan in lieu of director cash compensation, (3) to increase the shares available for issuance under the Equity Incentive Plan by 1,088,834 (representing the remaining shares available under the Director Plan), and (4) to make certain updating amendments to the Equity Incentive Plan. The Board of Directors further approved the termination of the Director Plan other than with respect to any options outstanding under the Director Plan, which became effective upon approval by our stockholders of the Equity Incentive Plan amendment.
Indemnification
Each member of our Board of Directors is a party to an indemnification agreement with us that assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Certificate of Incorporation.
Director Compensation Table
The following table provides compensation information for the one year period ended December 31, 2012 for each of our non-employee directors that served during 2012.

Name	Fees Earned or Paid in Cash	Stock Awards (1),(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
A. Clinton Allen	$152,173	$100,005	—	—	—	—	$252,178
Kevin F. Flynn	$127,000	$100,005	—	—	—	—	$227,005
Ronald G. Foster	$118,000	$100,005	—	—	—	—	$218,005
Joseph M. Holsten (3)	$150,000	$1,522,455	—	$166,146	—	$290,000	$2,128,601
Blythe J. McGarvie	$105,412	$100,005	—	—	—	—	$205,417
Paul M. Meister	$132,981	$100,005	—	—	—	—	$232,986
John F. O'Brien	$122,000	$100,005	—	—	—	—	$222,005
William M. Webster IV	$116,000	$100,005	—	—	—	—	$216,005

(1)
The amounts represent the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”).

(2)
As of December 31, 2012, the non-employee directors held the following outstanding equity awards: Mr. Allen, 300,000 stock options and 8,192 RSUs; Mr. Flynn, 60,000 stock options and 8,192 RSUs; Mr. Foster, 8,192 RSUs; Mr. Holsten, 192,000 stock options, 166,332 RSUs and 32,000 shares of restricted stock; Ms. McGarvie, 5,670 RSUs; Mr. Meister, 540,000 stock options and 8,192 RSUs; Mr. O'Brien, 40,000 stock options and 8,192 RSUs; and Mr. Webster, 220,000 stock options and 8,192 RSUs.

(3)
We have a consulting agreement with Mr. Holsten pursuant to which he provides consulting services to us for a five year term, which commenced on January 1, 2012 when he ceased to be employed by us. The agreement may be terminated early by Mr. Holsten for any reason or by us for cause. We have agreed to pay Mr. Holsten $290,000 annually during the term for his consulting services. Under the terms of the consulting agreement, Mr. Holsten also continues to receive payments under our Long Term Incentive Plan for the performance period that ended on December 31, 2011 (during which he served as our Chief Executive Officer).  The Non-Equity Incentive Plan Compensation above is equal to the amount recorded by us to the income statement for accounting purposes in 2012 related to the Long Term Incentive Plan. Also in 2012, Mr. Holsten received RSUs with a grant date fair value equal to $100,005 related to his service as a director, as well as RSUs with a grant date fair value equal to $1,422,450 related to his service as a named executive officer in 2011 and his ongoing consulting work with the Company.

PROPOSAL NO. 2
APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors is responsible for recommending, for stockholder approval, our independent registered public accounting firm. The Audit Committee has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2013. Deloitte & Touche has served as our independent registered public accounting firm since 1998 and also has provided non-audit services from time to time.
Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the selection of Deloitte & Touche to our stockholders for ratification because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate practice. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our stockholders' vote. Even if the selection of Deloitte & Touche is ratified, the Audit Committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our stockholders.
Audit Fees and Non-Audit Fees
The following table summarizes the fees and expenses of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit and other services for the periods indicated.

	2011	2012
Audit Fees	$1,969,000	$2,041,750
Audit-Related Fees	283,400	117,900
Tax Fees	319,389	346,123
All Other Fees	—	—
Total Audit and Non-Audit Fees	$2,571,789	$2,505,773
For 2011, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and foreign statutory audits. Audit-related services included work regarding assistance with acquisition due diligence and providing a consent to incorporate Deloitte & Touche LLP's report into our registration statement on Form S-8. Tax services included federal, state and foreign tax compliance, research and planning. Tax compliance fees totaled $169,576 in 2011.
For 2012, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and foreign statutory audits. Audit-related services included work regarding assistance with acquisition due diligence and providing a consent to incorporate Deloitte & Touche LLP's report into our registration statement on Form S-3. Tax services included foreign tax compliance, research and planning. Tax compliance fees totaled $126,031 in 2012.
Policy on Audit Committee Approval of Audit and Non-Audit Services
The Audit Committee's policy is to approve all audit and permissible non-audit services prior to the engagement of our independent registered public accounting firm to provide such services. The Audit Committee approves, at the beginning of each year, pursuant to detailed approval procedures, certain specific categories of permissible non-audit services. Such procedures include the review of (i) a detailed description by our independent registered public accounting firm of the particular services to be provided and the estimated fees for such services and (ii) a report to the committee on at least a quarterly basis regarding the services provided and the fees paid for such services. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category and any fees for pre-approved permissible non-audit services that materially exceed the previously approved amounts. In making the determinations about non-audit services, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor's independence.
Representatives of Deloitte & Touche LLP will be available at the 2013 Annual Meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the 2013 Annual Meeting, although they will have the opportunity to do so.
We recommend that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.

Report of the Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of LKQ's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2012. Management is responsible for those financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standard , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP was compatible with maintaining Deloitte & Touche LLP's independence.
Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with LKQ's Annual Report on Form 10-K for the year ended December 31, 2012.
In compliance with the Sarbanes-Oxley Act of 2002, the Board of Directors has established procedures for the confidential reporting of employee concerns with regard to accounting controls and auditing matters. All members of the Audit Committee meet the independence standards established by NASDAQ.

Audit Committee (as of March 4, 2013):
A. Clinton Allen
Kevin F. Flynn
Blythe J. McGarvie
Paul M. Meister

PROPOSAL NO. 3
APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER
OUR EQUITY INCENTIVE PLAN
AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE
At the 2013 Annual Meeting, our stockholders will be requested to approve the material terms of the performance goals under which compensation may be paid pursuant to the Equity Incentive Plan. The purpose of asking stockholders to approve the material terms of the performance goals is to ensure that certain incentive awards granted under the Plan qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.  Stockholders are not being asked to approve any amendment to the Equity Incentive Plan.
Our Board of Directors believes that stockholder approval of the material terms of the performance goals under the Equity Incentive Plan is important to help minimize the payment of federal income taxes by the Company and to help provide appropriate equity incentives to our key employees. Our Board therefore unanimously recommends approval.
Because the Compensation Committee has authority to change the targets under a performance goal after stockholder approval of the performance goals, the Company intends to provide disclosure of the material terms of the performance goals and seek stockholder approval every five years as required to make sure that compensation paid under the Equity Incentive Plan is deductible by the Company.
Description of the Equity Incentive Plan
A brief description of the Equity Incentive Plan (including the material terms of the performance goals under the Equity Incentive Plan) is set forth below and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the Equity Incentive Plan is to benefit us by allowing us to offer stock-based incentives to persons providing services to us, including employees, officers, non-employee directors, consultants or other advisors. Under the Equity Incentive Plan, we may grant stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares.
Administration. The Compensation Committee of our Board of Directors has the authority to administer the Equity Incentive Plan. The Compensation Committee's authority includes the selection of the persons who receive awards granted under the Equity Incentive Plan, the determination of the size and types of awards, and the interpretation of the Equity Incentive Plan and any agreement entered into under the Equity Incentive Plan. Our employees, including our named executive officers, our non-employee directors, and other persons providing services to us are eligible to participate in the Equity Incentive Plan.
Shares Subject to the Equity Incentive Plan. The Equity Incentive Plan provides a maximum of 69,888,834 shares of our common stock that may be subject to awards granted under the Equity Incentive Plan. Shares subject to awards granted under the Equity Incentive Plan that are returned as payment for the exercise price or tax withholding amount relating to the awards, or with respect to which awards expire or are forfeited or are paid in cash, would again be available for grant under the Equity Incentive Plan.
Performance-Based Awards-Performance Goals. For performance-based awards under the Equity Incentive Plan, the Compensation Committee will establish the performance measures in writing. The performance measures will be stated in terms of the attainment of specific levels of, or percentage changes in, any one or more of the following measurements: revenue, primary or fully-diluted earnings per share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company's business, or any combination thereof. In addition, such performance measures may be based in whole or in part upon the performance of the Company, a subsidiary, division and/or other operational unit, under one or more of such measures. Performance-based awards will also be subject to the following rules: the maximum number of each type of award (other than cash-denominated performance units) granted to any Participant in any one fiscal year shall not exceed 600,000 shares (subject to adjustment for changes in corporate capitalization); and the maximum aggregate cash payout with respect to cash-denominated performance units granted in any one fiscal year which maybe be made to any participant shall be $3,000,000.
Types of Awards Under the Equity Incentive Plan
Stock Options. The Compensation Committee may grant options to purchase shares of our common stock to participants on terms and subject to conditions established by the committee, except that the exercise price must be at least equal to the fair market value of the underlying common stock and the term of the option must not exceed ten years. The committee can grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options that do not fall under the provisions of Section 422. Options become vested and exercisable at such times and in such amounts as determined by the committee. Participants can pay the exercise price in cash, by delivering shares of our common stock having a market value equal to the exercise price, or by a combination of cash and the delivery of shares.
The Compensation Committee may establish the extent to which participants can exercise stock options following the participant's separation from service with us. In the event the committee does not establish different terms, the following separation provisions apply: if the participant's separation from service is due to death or disability, the participant's stock options become fully vested and remain exercisable until the expiration of the option; if the participant's separation from service is due to retirement, all stock options that were vested at the time of such separation remain exercisable until the earlier of three years after separation or the expiration of the option; if the participant's separation from service is otherwise without cause, all stock options that were vested at the time of such separation remain exercisable for 30 days; and if the participant's separation from service is otherwise for cause, all of the participant's stock options expire immediately.
Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the participant to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as are specified by the committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the committee's discretion, we may pay this amount in cash or in shares of common stock with a fair market value on the exercise date that equals the payment amount. We may make the payment in a lump sum or we may defer payment in accordance with the terms of the participant's award agreement. The maximum term of any stock appreciation right granted under the Equity Incentive Plan is ten years. The terms pursuant to which a participant can exercise a stock appreciation right following the participant's separation from service with us are determined in the same manner as stock options.
Restricted Stock.    The Compensation Committee may grant shares of restricted stock under the Equity Incentive Plan. The committee has the discretion to establish periods during which the shares of restricted stock may not be sold or otherwise transferred or pledged until certain restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as the attainment of performance goals established by the committee. A participant will forfeit any restricted stock as to which the restrictions have not lapsed prior to the participant's separation from service unless the separation is due to death or disability. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions relating to such stock, except that the committee may apply a vesting period or other restrictions to any dividends or other distributions.
Restricted Stock Units.    The Compensation Committee may grant restricted stock units (“RSUs”). An RSU represents a right to receive a share of our common stock over a specified vesting period. The committee has the discretion to establish conditions pursuant to which the RSU would be forfeited during the vesting period, such as the failure to attain performance goals established by the committee. A participant will forfeit unvested RSUs upon separation from service unless the separation is due to death or disability. Participants holding RSUs do not have the rights of a stockholder with respect to the common stock subject to the RSUs (including the right to receive dividends and to vote) until the lapse of the applicable vesting period; however, awards of RSUs may include dividend equivalents with such terms as the Compensation Committee may approve. Dividend equivalents may be paid currently or may be deemed to be reinvested in additional shares of our common stock. Dividend equivalents with respect to RSUs subject to performance based vesting may not be payable before those RSUs have become earned and payable.
Performance Units and Performance Shares.    The Compensation Committee may grant awards under the Equity Incentive Plan that provide payouts to the recipient that depend upon the extent to which performance goals established by the committee are met during a predetermined performance period. We call these awards performance units or performance shares. The Equity Incentive Plan provides that payments of earned performance units or performance shares will be made in a single lump sum and may be paid in cash or with shares of our common stock with a market value equal to the payment amount. In the event of a participant's separation from service with us due to death, disability or retirement, the committee has the discretion to authorize a prorated payment based on the length of time that the participant held the performance units or performance shares and on the achievement of the performance goals prior to separation. In the event of a participant's separation from service with us for any other reason, the participant forfeits all performance units and performance shares.

Non-Employee Director Compensation.    Non-employee directors will have the right to elect to receive compensation otherwise payable to them in cash in connection with their duties as members of our Board (or any committee thereof) in whole or in part in shares of our common stock issued under the Equity Incentive Plan.
Change of Control.    The Equity Incentive Plan defines a change of control of LKQ Corporation as any one of the following: any merger, consolidation, reorganization, or sale of the Company in which the stockholders immediately prior to the transaction do not retain immediately after the transaction at least 50% ownership of the Company; a person or entity files a report with the Securities and Exchange Commission disclosing beneficial ownership of 50% or more of the Company; or the replacement of the persons who constitute a majority of our Board of Directors in any two year period unless each new director was approved by at least two-thirds of the directors who were in office at the start of the two-year period. Upon a change of control, awards under the Equity Incentive Plan become immediately exercisable, restrictions thereon lapse and maximum payout opportunities are deemed earned, as the case may be, as of the effective date of the change of control.
Amendment and Termination.    Our Board of Directors may amend or terminate the Equity Incentive Plan in whole or in part at any time, subject to applicable law, rule or regulation. No amendment, modification or termination of the Equity Incentive Plan can adversely affect in any material way any award previously granted, without the written consent of the participant. The repricing of options or stock appreciation rights is prohibited without prior approval of our stockholders.
Awards Granted to Certain Persons.    In the first quarter of 2013, the Compensation Committee granted RSUs to certain of our employees, including our named executive officers, under the Equity Incentive Plan. The following table sets forth the numbers of shares of common stock subject to the RSUs granted to each of the persons indicated below. See the table entitled Outstanding Equity Awards at Fiscal Year-End December 31, 2012 on page 33 for additional information concerning awards granted to our named executive officers under the Equity Incentive Plan. The closing sale price per share of our common stock on the NASDAQ Global Select Market on March 7, 2013 was $20.21.

Name and position	Number of Shares
Robert L. Wagman, President and Chief Executive Officer	80,000
John S. Quinn, Executive Vice President and Chief Financial Officer	56,000
Walter P. Hanley, Senior Vice President-Development	56,200
Victor M. Casini, Senior Vice President, General Counsel and Corporate Secretary	51,200
Steven Greenspan, Senior Vice President of Operations - Wholesale Parts Division	20,000
All executive officers as a group	275,400
All directors (who are not executive officers)	8,360
All employees (excluding executive officers as a group)	594,700

Securities Authorized for Issuance Under our Equity Incentive Plans.    The following table provides information about our common stock that may be issued under our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders
Stock options	9,355,070	$6.90
Restricted stock units	2,351,362	—
Total equity compensation plans approved by stockholders	11,706,432		14,643,932
Equity compensation plans not approved by stockholders	—	—	—
Total	11,706,432		14,643,932
The number of securities to be issued upon exercise of outstanding options, warrants, and rights includes outstanding stock options and outstanding restricted stock units but excludes restricted stock.

Federal Income Tax Consequences of the Equity Incentive Plan
Options.    The grant of an incentive stock option or a non-qualified stock option will not result in income for the optionee or a deduction for us.
The exercise of a non-qualified stock option will result in ordinary income for the optionee and a deduction for us measured by the difference between the option price and the fair market value of the shares of our common stock received at the time of exercise. Income tax withholding will be required.
The exercise of an incentive stock option will not result in income for the optionee if the optionee (i) does not dispose of the shares within two years after the grant date or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the grant date and through and until three months before the exercise date. If these requirements are met, then upon a later disposition of the shares of common stock received through an option exercise, the basis of the shares will be the option price, any gain will be taxed to the employee as long-term capital gain, and we will not be entitled to a deduction. For purposes of the alternative minimum tax, the excess of the market value on the exercise date over the option price is treated as an adjustment to the optionee's alternative minimum taxable income and may result in additional tax liability to the optionee.
If an optionee who has exercised an incentive stock option disposes of the shares before the expiration of either of the holding periods, the optionee will recognize ordinary income and we will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable to the optionee as long-term or short-term capital gain.
SARs and Performance Unit/Performance Share Awards.    The grant of an SAR or a performance unit or performance share will not result in income for the grantee or a deduction for us. Upon the exercise of an SAR or the receipt of shares of common stock under a performance unit or performance share, the recipient will recognize ordinary income and we will be entitled to a deduction measured by the fair market value of the shares of common stock received. Income tax withholding will be required.
Restricted Stock Grants.    The grant of shares of restricted stock should not result in income for the grantee or in a deduction for us for federal income tax purposes, assuming the shares are subject to restrictions resulting in a “substantial risk of forfeiture.” If there are no such restrictions, the grantee will recognize ordinary income upon receipt of the shares and we will be entitled to a deduction. Any dividends paid to the grantee while the common stock remains subject to a substantial risk of forfeiture will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income and we will be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding will be required.
Restricted Stock Units.    The grant of RSUs will not result in income for the grantee or in a deduction for us for federal income tax purposes. As the RSUs vest and shares are issued to the grantee, the grantee will be required to recognize ordinary income in an amount equal to the fair market value of the shares at such time, and generally we will be entitled to a compensation deduction in the same amount. We will be required to withhold taxes on the income to the grantee.
The current maximum U.S. federal tax rate on long-term capital gains of individuals is 20%. The current maximum U.S. federal tax rate on ordinary income and short-term capital gains of individuals is 39.6%. “Qualified dividend income” received by an individual is currently taxed at a maximum U.S. federal rate of 20%. U.S. state and local tax rates, and foreign national and provincial tax rates, vary widely by jurisdiction.
In connection with any taxable event arising as a result of awards granted under the Equity Incentive Plan, a participant may elect, subject to Compensation Committee approval, to have us withhold shares of common stock having a fair market value on the date the tax is to be determined equal to the minimum statutory withholding tax that would be imposed on the transaction. Such an election must be made in writing, signed by the participant, will be irrevocable, and will be subject to any restrictions or limitations that the committee, in its discretion, deems appropriate.
We recommend that you vote “For” the approval of the material terms of the Performance Goals under the Equity Incentive Plan.

PROPOSAL NO. 4
AMENDMENT TO CERTIFICATE OF INCORPORATION
Our Board of Directors has adopted, declared advisable and is submitting for stockholder approval an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000. Since becoming a publicly-traded company in 2003, we have had three two-for-one stock splits, the most recent in September 2012. On March 7, 2013, there were 298,376,556 shares of our common stock outstanding. The proposed increase to the number of authorized shares would make additional shares available for future corporate needs, as our Board of Directors may deem advisable, including but not limited to future stock splits, issuance of shares in acquisitions and issuance of shares in capital raising transactions. If the amendment is approved by our stockholders at the 2013 Annual Meeting, the additional shares could be issued by us without further stockholder approval, subject to any applicable listing or other regulatory requirements.
Form of the Amendment
If our stockholders approve this proposal, our Certificate of Incorporation will be amended to increase the aggregate number of shares of common stock the Company is authorized to issue from 500,000,000 to 1,000,000,000. The par value of the common stock will remain at $.01 per share. The amendment would amend Article FOURTH of our Certificate of Incorporation to read in its entirety as follows:
The total number of shares of all classes of capital stock which the corporation shall have authority to issue is one billion (1,000,000,000) shares of common stock, par value $.01 per share.
Purpose of the Amendment
The Board is recommending this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under NASDAQ rules. Although there is no present agreement to issue any shares, the newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment. However, the Board believes that these additional shares will provide us with needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.
Rights of Additional Authorized Shares
The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Our stockholders do not have preemptive rights with respect to our common stock. Accordingly, should our Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.
Potential Adverse Effects of the Amendment
Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. Our Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment and Vote Required
If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of common stock entitled to vote.
We recommend that you vote “For” the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL NO. 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The guiding principles of our compensation policies and decisions include aligning each executive's compensation with our business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans.
Stockholders are urged to read the “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Compensation Tables” sections of this Proxy Statement, which discuss how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.
We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2013 Annual Meeting:
“RESOLVED, that the stockholders of LKQ Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2013 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”
As this is an advisory vote, the result will not be binding on us, the Board of Directors or the Compensation Committee, although our Compensation Committee will consider, among other things, the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.
We recommend that you vote “For” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

OTHER PROPOSALS
We know of no matters to be brought before the 2013 Annual Meeting other than those described above. If any other business should properly come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS
This section describes the Company's compensation programs for our executive officers that were in effect for 2012 and the decisions made with respect to these programs.  Our goal is to explain the details of our compensation programs as well as to describe why we believe these programs are appropriate for our Company and our stockholders.  This section contains compensation information for our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2012 (referred to as our “named executive officers”).
Executive Summary
We are requesting a non-binding vote on our executive compensation and would like to assist our stockholders in understanding the proposal.  We believe that the compensation paid to our executive officers is aligned with our corporate performance and the total return received by our stockholders.  We are asking stockholders to consider the following key features of our compensation programs when making their voting decisions.
Elements of Executive Compensation. Our executive compensation is composed primarily of the following:

TYPE	METRIC	INCENTIVE-BASED
Base Salary	Fixed Periodic Payments	No
Annual Bonus Awards	Earnings Per Share	Yes
Long Term Incentive Awards	Earnings Per Share, Total Revenue and Return on Equity	Yes
Equity Incentive Grants	Stock Price and Earnings Per Share	Yes
Incentive-Based Compensation.  A significant portion of our executive compensation is in the form of incentive-based compensation.  We consider our annual bonus awards, long-term incentive awards and equity incentive grants incentive-based compensation because their value depends in whole or in part on the financial performance of the Company. The following table sets forth the percentage of our Chief Executive Officer's 2012 compensation that was incentive-based. CEO Incentive-Based Compensation 15% 85% INCENTIVE-BASED
Stock Ownership Requirements. Each of our named executive officers is subject to stock ownership requirements set forth below. Each of our named executive officers is currently in compliance with the stock ownership requirements:

POSITION	MINIMUM NUMBER OF SHARES *	VALUE OF MINIMUM REQUIRED HOLDINGS**
Chief Executive Officer	56,000	$1,131,760
Chief Financial Officer	26,000	$525,460
Other Named Executive Officers	23,000	$464,830

*
For purposes of our stock ownership requirements, we include the number of shares actually owned by the named executive officer in his or her own name or in the name of an estate planning entity of which the named executive officer is the sole beneficiary.  We also include restricted stock and restricted stock units.  We exclude any pledged shares and shares of stock that the named executive officer has a right to acquire through the exercise of stock options.

**	Based on closing price per share of LKQ Corporation common stock on March 7, 2013 of $20.21.

At-Will Employment. We have agreements with each of our named executive officers that provide for a severance payment and other benefits upon a termination of the executive in connection with a change of control of the Company. These agreements are described in more detail under "Potential Payments Upon Termination or Change in Control." Other than the foregoing, none of our named executive officers has an employment contract, and any of them can be terminated by the Board of Directors at any time.
Insider Trading and Hedging/Pledging. We have a comprehensive insider trading policy that is applicable to, among others, our named executive officers. The policy prohibits trading during quarterly “blackout” periods and prohibits any hedging transactions involving our Common Stock. In addition, shares that are pledged do not count toward the stock ownership requirements of our named executive officers.
No Material Perquisites. Other than matching contributions under our retirement plan and life insurance and disability insurance premium payments, we do not provide any perquisites to our named executive officers.
Independent Compensation Committee. The Compensation Committee of our Board of Directors makes the final decisions regarding executive compensation and is composed entirely of independent directors.
Independent Compensation Consultant. Our Compensation Committee periodically engages a compensation consultant to advise it regarding executive compensation. The compensation consultant provides no other services to us and has no affiliation with any of our named executive officers.
Executive Compensation Decision-Making
Management provides to the Compensation Committee historical compensation information relating to our executive officers to aid the deliberations of the Compensation Committee regarding executive officer compensation. The information typically includes historical and proposed base salaries, bonuses, long term incentive awards, equity-based awards, and any other material component of compensation or perquisite. The Compensation Committee takes into account the historical trend of each element of compensation and the total of all of the elements for each year in connection with its decisions about proposed compensation amounts. In addition, the Compensation Committee receives recommendations from the Chairman of the Board regarding the compensation of the Chief Executive Officer and receives recommendations from the Chief Executive Officer regarding the compensation of the other named executive officers.
The Compensation Committee also considers the limitation imposed by Section 162(m) of the Internal Revenue Code on our deduction for federal income tax purposes when making decisions about compensation. The Compensation Committee uses substantially the same compensation policies and considerations with respect to all of our executive officers.
The Compensation Committee has the authority to procure the services of compensation consultants if it determines that such services are necessary or desirable. In 2010, the Compensation Committee engaged Pearl Meyer & Partners, a compensation consulting firm, to review our executive officer compensation. The Compensation Committee directed Pearl Meyer to prepare a report analyzing the level of our executive officer compensation compared to the compensation of executive officers of similarly-situated companies. Pearl Meyer issued its report in August 2010. The report covered the methodology of Pearl Meyer's review, comparisons of our executive officer compensation to market data, incentive practices among a peer group, dilution and overhang considerations with respect to equity-based awards, and recommendations regarding executive officer compensation. The Compensation Committee reviewed the report and has taken it into account in connection with the Compensation Committee's periodic analysis of executive officer compensation. Other than the reports relating to executive officer compensation and director compensation provided in 2010, Pearl Meyer did not provide any additional services to the Company during 2010, 2011 or 2012.
Advisory Vote on Executive Compensation
Commencing in 2011, we have submitted to our stockholders on an annual basis a proposal for a (non-binding) advisory vote to approve the compensation of our named executive officers.  The table below sets forth the amount of shares that voted to approve our executive compensation as a percentage of shares that voted on the proposal in 2011 and 2012. In 2011, our Board of Directors recommended, and our stockholders approved, that the advisory vote be held every year.

YEAR	PERCENTAGE
2011	97.1%
2012	96.5%

The Compensation Committee considered, among other things, the outcome of this vote when evaluating our compensation principles, designs and practices and decided to continue for 2012 our compensation principles, designs and practices largely unchanged compared to 2011 due in part to the level of stockholder support.
Objectives of Our Compensation Programs
Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent needed to achieve our corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company's senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation. We believe that such a policy, which directly aligns the financial interests of management with the financial interests of our stockholders, provides the proper incentives to attract, motivate, reward and retain high quality management.
The Compensation Committee has maintained this policy since we became a public company in October 2003 and believes that the policy has been and continues to be appropriate for a growing company like ours. The Compensation Committee will reevaluate this policy in the event that our growth profile changes over time or in the event that the Compensation Committee identifies other reasons that warrant a change of policy.
What Our Compensation Programs are Designed to Reward
Our compensation programs are designed to reward the executive officers for the overall performance of our Company and the individual performance of each executive officer. Specifically, with respect to the overall performance of our Company, we have historically used the growth of the following metrics to measure performance: revenue, consolidated earnings per share, and return on equity. With respect to individual performance of an executive officer, we analyze the growth of the performance metrics that most directly relate to such individual's area of responsibility and consider certain subjective factors, including the individual's interpersonal skills, level of motivation, and ability to resolve challenges and to overcome obstacles.
Other than for purposes of determining the appropriate value of equity related awards, stock price performance has not been used as a direct factor in determining executive officer compensation because the price of our common stock is subject to a variety of factors outside of the control of management. Stock price performance, however, ultimately affects the value of equity incentive awards held by executive officers, thus aligning their interests with those of other stockholders.
Elements of Our Compensation Programs, Why We Chose Each Element, and How We Determine the Amount of Each Element
The elements of our compensation programs are base salaries, annual bonus awards, long term incentive awards, and equity incentive grants. We believe that this mix of compensation elements best achieves the objectives of our compensation programs and provides appropriate short-term and long-term motivation to our executive officers.
Base Salaries.    Base salaries provide immediate rewards because they are paid periodically throughout the year. The following factors are considered in connection with the base salary of each of the executive officers: base salaries of executive officers in similar positions at comparable companies; the contributions of the executive officers to the Company's development and growth; and the executive officer's experience, responsibilities and position within the Company. No specific corporate performance measures are considered with respect to base salaries.

In 2012, the Compensation Committee reviewed the compensation of the executive officers of the peer group listed below (which was the peer group used by Pearl Meyer in its August 2010 report) in connection with its evaluation and determination of the compensation of our executive officers. However, the Compensation Committee did not set any specific target with regard to setting the compensation of our executive officers in comparison to the executive officers of the peer group. The market capitalization range of the peer group at December 31, 2012 was $506.9 million to $13.8 billion, or 0.08 to 2.20 times our market capitalization. The fiscal 2012 revenue range of our peer group was $948.9 million to $7.3 billion, or 0.23 to 1.77 times our 2012 revenue.

Advance Auto Parts, Inc.
Anixter International Inc
Applied Industrial Technologies, Inc.
Beacon Roofing Supply Inc
Fastenal Company
Interline Brands, Inc.
O'Reilly Automotive Inc
Pep Boys-Manny Moe & Jack
PSS World Medical, Inc.
Schnitzer Steel Industries, Inc.
Standard Motor Products, Inc.
Steel Dynamics, Inc.
Wesco International, Inc
Annual Bonus Awards.    We offer annual bonus awards under our Management Incentive Plan ("MIP") to provide incentives for superior performance over a one-year time horizon. The MIP was approved by our stockholders in May 2011. Under the MIP, each participant (including each of our named executive officers) is eligible to receive a cash payment equal to a percentage of the participant's base salary. In 2012, these percentages ranged from 20% to 150% for our executive officers. The percentage of base salary ultimately paid is dependent on the achievement of specified levels of financial performance of the Company during a particular fiscal year. In 2012, the bonus payment for our executive officers was based on the Company's consolidated earnings per share. The target amounts for consolidated earnings per share are determined through our budgeting process that includes growth rates for the Company as a whole and for each region and unit, all as approved by our Board of Directors. In 2012, the earnings per share target was a range of $0.860 (at which the minimum bonus would be earned) to $0.925 (at which the maximum bonus would be earned). Our 2012 earnings per share for purposes of the bonus calculation (which included the cost of paying all 2012 bonuses) resulted in bonus amounts for our executive officers at slightly below the midpoint of the applicable range.
Long Term Incentive Awards.    We grant performance awards under the LKQ Corporation Long Term Incentive Plan ("LTIP") to certain of our key employees (including our named executive officers). The LTIP was approved by our stockholders in 2006 and re-approved by our stockholders in 2011. Long term incentive awards are designed to reward performance over a three-year period and to create retention incentives. The Compensation Committee administers the LTIP. Performance periods begin on January 1 and end on December 31 of the third calendar year thereafter. Performance awards are equal to the participant's base salary multiplied by an award percentage. The award percentage is determined by the growth from the year before the commencement of the performance period (base year) to the final year of the performance period of three components: our earnings per share, our total revenue, and our return on equity. We determine for each participant the range of award percentages based on different growth scenarios of the components.
One-half of any performance award achieved is payable promptly after the end of the applicable performance period. A participant must be an employee or other key person of the Company at the end of the performance period to be eligible for the first 50% payment. The other half of the performance award is deferred and payable in three equal installments (plus interest) on each one year anniversary of the end of the performance period over a total of three years. A participant must be an employee or other key person of the Company on each such anniversary date to be eligible for the respective deferred payment, unless the participant is not an employee or key person as a result of death, total disability or normal retirement at age 65, in which case the participant (or his or her estate) will be entitled to all of the deferred payments upon such death, disability or retirement. Interest on the deferred portion of the performance award will accrue at the prime rate and be payable to the participant at the same time as the deferred installments are paid. Upon a change in control, the LTIP provides for acceleration of payments as described below under "Potential Payments Upon Termination or Change in Control."
A new three-year performance period commenced on January 1, 2012 and will end on December 31, 2014. The performance awards for the current performance period range from 0% to 275% of base salary for our named executive officers. The target growth range of the three components of these awards for that performance period was 45% to 60% for earnings per share, 30% to 40% for revenue, and 210 basis points to 300 basis points for return on equity. We weighted each of the three components of these awards as follows: 47.5% for earnings per share growth; 47.5% for revenue growth; and 5.0% for return on equity growth. Higher percentages were assigned to earnings per share growth and revenue growth because they were considered relatively more important measures of the success of our Company. The Summary Compensation Table on page 30 sets forth under the column entitled "Non-Equity Incentive Plan Compensation" the amounts recorded by us to the income statement relating to the LTIP for the years presented with respect to our named executive officers.
     Equity Incentive Grants.    Equity-based awards provide incentives over multi-year time horizons, with most equity-based awards having five-year vesting schedules. Generally, equity-based awards are forfeited upon separation of service, providing an incentive to the employee to remain with the Company. Equity based awards are granted under the Equity Incentive Plan. The Compensation Committee administers the Equity Incentive Plan. Under the Equity Incentive Plan, the Compensation Committee may grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, and performance units. During the life of the Equity Incentive Plan, not more than 69,888,834 shares of common stock in the aggregate may be issued under the Equity Incentive Plan. As of March 7, 2013, a total of 13,816,662 shares of our common stock remained available for issuance under the Equity Incentive Plan. Shares subject to awards granted under the Equity Incentive Plan that are returned as payment for the exercise price or tax withholding amount relating to the award or with respect to which awards expire or are forfeited or are paid in cash, would again be available for grant under the Equity Incentive Plan.
The Compensation Committee has the power to set the terms and conditions to which each award is subject, including the times at which it is exercisable. Notwithstanding the foregoing: (i) the exercise price of a stock option or SAR may not be less than the fair market value of our common stock on the date the award is granted; and (ii) the performance period for performance shares and performance units must be a minimum of one year.
Upon a change in control as defined in the plan, awards under the Equity Incentive Plan become immediately exercisable, restrictions thereon lapse, and maximum payout opportunities are deemed earned, as the case may be, as of the effective date of the change in control. The Board of Directors may amend or terminate the Equity Incentive Plan in whole or in part at any time, subject to applicable laws, rules, or regulations; provided, however, that the Board may not, without stockholder approval, (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities that may be issued under the Equity Incentive Plan, or (iii) materially modify the requirements for participation in the Equity Incentive Plan. No amendment, modification, or termination of the Equity Incentive Plan can adversely affect in any material way any award previously granted, without the written consent of the participant holding such award.
We grant equity awards to named executive officers and other key employees typically upon their commencement of employment, in some cases upon their promotion, and annually near the beginning of each year. Currently, there is no discretion with respect to the date of the grants of stock options. The annual grants are made on the second Friday of January each year. Grants of stock options for new hires or promotions are typically made on the first trading day of the month following the month of the hire or promotion. When making equity awards, we consider factors specific to each employee such as salary, position and responsibilities. We also consider factors such as the rate of the Company's development and growth and an estimate of the value of each award. In addition, we determine the amount of dilution that we believe would be generally acceptable to our stockholders and correspondingly limit the aggregate number of awards granted each year. Award grants typically are recommended by management.
The table entitled Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2012 on page 32 sets forth the grants made in 2012 under the Equity Incentive Plan to our named executive officers.
Compensation of Our Chief Executive Officer
Robert L. Wagman has been our President and Chief Executive Officer since January 1, 2012. The annual compensation, including base salary, bonus potential, long term incentive award and equity incentive awards, of Mr. Wagman was determined for 2012 using substantially the same criteria that were used to determine the compensation of other executive officers. Mr. Wagman's base salary for 2012 was $650,000. Based on the Company's consolidated earnings per share in 2012, Mr. Wagman received a bonus payment in March 2013 of $435,500.
In March 2009, Mr. Wagman received a performance award under our LTIP for the three-year performance period that ended on December 31, 2011. Based upon the financial performance of the Company during the three-year period ended December 31, 2011, Mr. Wagman earned a cash award under the plan equal to 2.5 times his base salary as of December 31, 2011. We paid 50% of the award in March 2012, and we paid or will pay the remaining 50% in three equal installments (plus interest) in late 2012, 2013 and 2014. Mr. Wagman must be employed by us at the time such payments become payable to receive them (subject to certain exceptions relating to death, disability or normal retirement).
In December 2011, Mr. Wagman received a performance award under our LTIP for the performance period beginning as of January 1, 2012 and ending December 31, 2014. Based upon the financial performance of the Company during the three-

year period ended December 31, 2014, Mr. Wagman may be entitled to a cash payment under the LTIP equal to as much as 2.75 times his base salary. Any such payment would be made to Mr. Wagman 50% when the award is determined (in early 2015) and 50% over the succeeding three years in equal installments (plus interest). Mr. Wagman must be employed by us at the time such payments become payable to receive them (subject to certain exceptions relating to death, disability or normal retirement).
Mr. Wagman has been awarded RSUs, restricted shares and stock options under the Equity Incentive Plan.  In January 2012, he received a grant under the Equity Incentive Plan of 180,000 RSUs.  Of the total RSUs and restricted shares held by Mr. Wagman, 64,000 vested in 2012 with an aggregate value, based on the market value of LKQ common stock on the applicable vest dates, of $1,058,885. As of December 31, 2012, Mr. Wagman held options to purchase a total of 224,000 shares, of which 165,600 were exercisable. The value of the options to purchase the 165,600 shares, measured by the amount that the market value of LKQ common stock on the last trading day in 2012 ($21.10) exceeded each option's exercise price, was $2,085,099.
In 2012, Mr. Wagman did not receive any grants of performance shares, any material perquisites, any deferred compensation (other than pursuant to our retirement plans), or any reimbursements for the payment of taxes. In our view, Mr. Wagman's total compensation for 2012 properly reflected the Company's performance and his performance, and was in proper proportion to the compensation of our other executive officers.
Retirement Plans
We have a 401(k) plan covering substantially all of our employees, including our named executive officers, who have been employed for at least six months. The 401(k) plan allows participants to defer their eligible compensation in amounts up to the statutory limit each year. We currently make matching contributions equal to 50% of the portion of the participant's contributions that does not exceed 6% of the participant's eligible compensation. We may, at our sole discretion, make annual profit-sharing contributions on behalf of participants. Each participant is fully vested in such participant's contributions and any earnings they generate. Each 401(k) participant becomes vested in our matching contributions, and any earnings they generate, in the amounts of 50%, 75% and 100% after two, three and four years of service, respectively. Each participant becomes vested in our profit sharing contributions, if any, and any earnings they generate, in the amounts of 25%, 50%, 75% and 100% after one, two, three and four years of service, respectively.
We also have a plan for highly compensated employees, or HCEs, that supplements the 401(k) plan. All of our named executive officers are HCEs. The tax laws impose a maximum percentage of salary that can be contributed each year by HCEs to our 401(k) plan depending on the participation level of non-HCEs. We adopted the supplemental plan to provide an alternative retirement plan for the HCEs when the participation level of non-HCEs restricts the amount the HCEs would otherwise have been permitted to contribute to the 401(k) plan. The supplemental plan operates similarly to the 401(k) plan except that contributions by HCEs to the supplemental plan are not subject to the statutory maximum percentage, the balance in each HCE's account in the supplemental plan is a general asset of ours, and in the event of our insolvency, the HCE would be a general, unsecured creditor with respect to such amount.
The terms of the supplemental plan limit the maximum annual contribution by each participant to 100% of the HCE's salary (including commissions), bonuses and long term incentive awards. In addition, the plan authorizes the Compensation Committee to set an aggregate maximum annual contribution amount. There is no such current aggregate maximum annual contribution. We periodically transfer from the plan to the 401(k) plan, on behalf of each HCE who so elects, the maximum amount (if any) that could have been contributed directly to the 401(k) plan.
Potential Payments Upon Termination or Change in Control
Upon a change in control, the terms of our LTIP provide that each performance period that has not ended ends as of the last day of the next calendar quarter, the performance award relating to the shortened performance period is calculated taking into account the shortened performance period, and all unpaid performance awards (relating to the shortened performance period and any other performance periods) become promptly payable. Upon a change in control, the terms of our Equity Incentive Plan provide that equity awards would become fully vested.
We have Change of Control Agreements with certain of our employees, including each of our named executive officers. The terms of the agreements as in effect as of December 31, 2012 are described below.
The agreements have an initial term of three years and will automatically renew for a two-year period, unless notice of termination is given by the Company at least 60 days before any such renewal date. The operative provisions of the agreements will apply, however, only if a Change of Control, as defined in the agreements, occurs during the period the agreement is in effect.

 If the employee's employment with the Company is terminated within two years following a Change of Control (or within 12 months prior to a Change of Control in certain circumstances) as a result of an Involuntary Termination (as defined in the agreements), then the employee will be entitled to receive payments and benefits that include the following:

•	Payment of salary and other compensation accrued through the termination date;

•	Payment of a pro rata bonus;

•
A severance payment equal to a multiple (two-and-one-half times in the case of Mr. Wagman, two times in the case of Mr. Quinn, Mr. Hanley and Mr. Casini, and one-and-one-half times in the case of Mr. Greenspan) of the sum of the employee's (a) salary and (b) the greater of the employee's target bonus or average annual bonus over the preceding three years;

•	If applicable, all unreimbursed relocation expenses;

•
Continuing coverage of the employee and the employee's dependents under the Company's health and dental care plans (for a period of 30 months in the case of Mr. Wagman, 24 months in the case of Mr. Quinn, Mr. Hanley and Mr. Casini, and 18 months in the case of Mr. Greenspan);

•	Outplacement services; and

•	The employee's outstanding equity-based compensation awards shall become vested and exercisable.
If the employee's employment with the Company is terminated as a result of death or disability, the employee will be entitled to receive salary and other compensation accrued through the termination date and a pro rata bonus. If the employee's employment with the Company is terminated for Cause or the employee resigns for other than Good Reason (as those terms are defined in the agreement) the employee will be entitled to receive salary and other compensation accrued through the termination date.
The agreement also contains confidentiality obligations on the part of the employee and requires that the employee deliver a release to the Company as a condition to receiving payments of benefits under the agreement. The agreement also provides that in the event of a dispute concerning an agreement, the Company will pay the legal fees of the employee.
Under the agreements, a "Change of Control" would include any of the following events:

•	any "person," as defined in the Exchange Act, acquiring 30% or more of our outstanding common stock or combined voting power of our outstanding securities, subject to certain exceptions;

•	during a two-year period, our current directors (or new directors approved by them) cease to constitute a majority of our board; and

•
a merger, consolidation, share exchange, reorganization or similar transaction involving the Company or any of its subsidiaries, a sale of substantially all the Company's assets, or the acquisition of assets or stock of another entity by the Company (unless following such business combination transaction a majority of the Company's directors continue as directors of the resulting entity, the holders of the outstanding voting securities of the Company immediately prior to such an event continue to own shares or other securities that represent more than 50% of the combined voting power of the resulting entity after such event in substantially the same proportions as their ownership prior to such business combination transaction, and no person owns 30% or more of the resulting entity's common stock or voting securities).

The following table summarizes the value of the termination payments and benefits that our named executive officers would have received if they had terminated employment on December 31, 2012 under the circumstances described above. The table excludes amounts accrued through December 31, 2012 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2012.

	Robert L. Wagman	John S. Quinn	Walter P. Hanley	Victor M. Casini	Steven Greenspan
Compensation
Cash severance	$2,843,750	$1,591,050	$1,446,667	$1,441,111	$562,500
Long-Term Incentive Compensation
Unvested and Accelerated Share Based Awards	7,101,894	4,701,235	3,861,115	3,539,665	1,107,419
Long-Term Incentive Plan	2,098,050	1,337,487	1,289,259	1,289,259	586,121
Benefits and Perquisites (1)
Medical and Dental Benefits (2)	46,643	56,476	56,476	56,476	42,357
Total	$12,090,337	$7,686,248	$6,653,517	$6,326,511	$2,298,397

(1)
In addition to the benefits shown, each named executive officer is entitled to receive outplacement services at the expense of the Company. The amounts to be incurred by the Company for such services would be dependent on the terms and conditions of the services, which would be determined prior to the Change of Control date.

(2)
Medical and dental benefits reflect the lump sum payment to each named executive officer in the event that the terms of the Company's Health Plans (as defined in the agreement) do not allow participation subsequent to a Change of Control. In the event the Health Plans do allow participation, such benefits paid by the Company will be dependent on actual claims incurred due to the self-insured nature of the Company's plans. Under the terms of the agreements, medical and dental benefits are reduced to the extent that the individual becomes covered under a group health or dental plan providing comparable benefits.

Other than as described above, we do not have any pension, change in control, severance or other post-termination plans or arrangements.
Indemnification
Each of our named executive officers is a party to an indemnification agreement with us that assures the officer of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Certificate of Incorporation.
Impact of Regulatory Requirements
Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid in any fiscal year by a publicly-held corporation to its chief executive officer and its three other highest compensated officers (other than its chief financial officer) to $1 million per executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation as defined under Section 162(m). We believe that annual bonuses paid under our MIP, awards issued under our LTIP, and stock options issued under our Equity Incentive Plan qualify as "performance-based" compensation. In 2013, we granted RSUs to our named executive officers that included a performance-based vesting condition, which we believe also will qualify as “performance-based” compensation.
The 2012 compensation that was not exempt under Section 162(m) for Mr. Wagman, our Chief Executive Officer at December 31, 2012, exceeded the $1 million cap by $708,000. The compensation that is subject to the $1 million cap paid to our other named executive officers did not exceed the cap in 2012. We currently believe that the compensation subject to the $1 million cap paid to our named executive officers will not exceed the $1 million cap in 2013, except in the case of Mr. Wagman and Mr. Hanley due to the combination of their current base salaries and the value of their equity awards that vested in January 2013. Although the Compensation Committee takes into consideration Section 162(m) when making decisions about executive compensation, there is no formal policy regarding the $1 million cap and the compensation of our named executive officers.
Risks Relating to our Compensation Policies and Practices
We have undertaken an analysis of our compensation policies and practices to assess whether risks arising from such policies and practices are reasonably likely to have a material adverse effect on our company. The analysis was performed by our management with oversight by the Compensation Committee of our Board of Directors. We analyzed risks relating to the different components of our compensation structure, to the time horizons of our compensation components, to the goals and objectives used to determine performance-based compensation, to the disparate treatment, if any, among compensation policies and practices of our business units, and to any contractual obligations by us to accelerate the payment of compensation. Based on that analysis, we have concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.
Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company's 2013 Annual Stockholder Meeting Schedule 14A Proxy Statement, to be filed pursuant to Section 14(a) of the Exchange Act (the "Proxy Statement"). Based on the review and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.
Compensation Committee (as of March 4, 2013):

Paul M. Meister
Ronald G. Foster
John F. O'Brien

EXECUTIVE COMPENSATION—COMPENSATION TABLES
Summary Compensation Table
The following table includes information concerning compensation for the three year period ended December 31, 2012 paid to our Chief Executive Officer, our Chief Financial Officer and our three other highest compensated executive officers (“NEOs”).

Name and Principal Position	Year	Salary (2)	Bonus	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Robert L. Wagman	2012	$650,000	—	$2,844,900	—	$960,188	$21,090	$4,476,178
President and Chief Executive Officer	2011	$475,000	—	$2,235,825	—	$897,268	$15,954	$3,624,047
	2010	$350,000	—	—	$382,000	$784,755	$12,204	$1,528,959

John S. Quinn	2012	$450,000	—	$1,501,475	—	$547,139	$29,202	$2,527,816
Executive Vice President and Chief Financial Officer	2011	$425,000	—	$980,633	—	$717,628	$25,451	$2,148,712
	2010	$366,575	—	—	$382,000	$625,951	$159,780	$1,534,306

Walter P. Hanley	2012	$400,000	—	$1,406,645	—	$506,958	$26,891	$2,340,494
Senior Vice President -Development	2011	$400,000	—	$980,633	—	$737,896	$24,204	$2,142,733
	2010	$350,000	—	—	$382,000	$661,768	$17,080	$1,410,848

Victor M. Casini	2012	$400,000	—	$1,406,645	—	$506,958	$26,891	$2,340,494
Senior Vice President, General Counsel and Corporate Secretary (1)	2011	$400,000	—	$980,633	—	$739,738	$23,953	$2,144,324
	2010	$341,667	—	—	$191,000	$708,827	$17,012	$1,258,506

Steven Greenspan	2012	$250,000	—	$316,100	—	$259,050	$7,816	$832,966
Senior Vice President of Operations - Wholesale Parts Division

(1)	During 2010, Mr. Casini divided his time between his position with us and with Flynn Enterprises, Inc. As of the end of 2010, Mr. Casini's position with us was full time.
(2)	The base compensation of our executive officers is discussed beginning on page 23.
(3)
The amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 4 of the consolidated financial statements in our 2012 Annual Report regarding assumptions underlying the valuation of equity awards. Our Equity Incentive Plan is discussed beginning on page 25.

(4)
Our Non-Equity Incentive Plan Compensation includes amounts related to our LTIP (long-term) and MIP (annual) awards. The amounts for each NEO for each of these award categories are set forth in the table below. The amounts shown for the LTIP are equal to the amount recorded by us to the income statement for accounting purposes in the years presented. The amounts shown for the MIP are equal to the amounts earned and subsequently paid for each annual performance period related to the years presented. Our LTIP and our MIP are discussed beginning on page 24.

Name and Principal Position	Year	LTIP	MIP
Robert L. Wagman	2012	$524,688	$435,500
	2011	$327,268	$570,000
	2010	$434,755	$350,000

John S. Quinn	2012	$344,639	$202,500
	2011	$250,128	$467,500
	2010	$259,376	$366,575

Walter P. Hanley	2012	$326,958	$180,000
	2011	$297,896	$440,000
	2010	$311,768	$350,000

Victor M. Casini	2012	$326,958	$180,000
	2011	$299,738	$440,000
	2010	$367,160	$341,667

Steven Greenspan	2012	$146,550	$112,500

(5)
The amounts include Company matching contributions under our retirement plans, the amount of life insurance premiums paid by us for the benefit of the NEOs, and the amount we pay to the NEOs as reimbursement for their payment of the premiums for disability insurance. The amounts for each NEO for each such category of compensation are set forth in the table below. Mr. Quinn's amount under “Other” in 2010 includes a $147,149 reimbursement for moving expenses.

Name and Principal Position	Year	Retirement Plans	Life Insurance Premiums	Disability Insurance Premiums	Other
Robert L. Wagman	2012	$19,399	$1,260	$431	—
	2011	$14,263	$1,260	$431	—
	2010	$10,513	$1,260	$431	—

John S. Quinn	2012	$27,511	$1,260	$431	—
	2011	$23,760	$1,260	$431	—
	2010	$10,990	$1,260	$381	$147,149

Walter P. Hanley	2012	$25,200	$1,260	$431	—
	2011	$22,513	$1,260	$431	—
	2010	$15,389	$1,260	$431	—

Victor M. Casini	2012	$25,200	$1,260	$431	—
	2011	$22,262	$1,260	$431	—
	2010	$15,321	$1,260	$431	—

Steven Greenspan	2012	$6,125	$1,260	$431	—

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2012
The following table sets forth information regarding plan-based awards granted by us to the NEOs during the last fiscal year.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Grant Date Fair Value of Stock and Option Awards (2)
			Threshold	Target	Maximum
Robert L. Wagman	RSU	1/13/2012	—	—	—	180,000	—	$2,844,900
	LTIP		$1,251,250	—	$1,787,500	—	—	—
	MIP		$325,000	—	$975,000	—	—	—

John S. Quinn	RSU	1/13/2012	—	—	—	95,000	—	$1,501,475
	LTIP		$787,500	—	$1,125,000	—	—	—
	MIP		$157,500	—	$495,000	—	—	—

Walter P. Hanley	RSU	1/13/2012	—	—	—	89,000	—	$1,406,645
	LTIP		$700,000	—	$1,000,000	—	—	—
	MIP		$140,000	—	$440,000	—	—	—

Victor M. Casini	RSU	1/13/2012	—	—	—	89,000	—	$1,406,645
	LTIP		$700,000	—	$1,000,000	—	—	—
	MIP		$140,000	—	$440,000	—	—	—

Steven Greenspan	RSU	1/13/2012	—	—	—	20,000	—	$316,100
	LTIP		$350,000	—	$500,000	—	—	—
	MIP		$87,500	—	$275,000	—	—	—

(1)
The amounts shown related to our LTIP represent potential payments after the completion of the three-year performance period ending December 31, 2014. Awards under the LTIP are calculated as a percentage of the NEO's base salary. A minimum amount is paid if a threshold level of growth is achieved, and a maximum award is paid if a specified higher level of growth is achieved. Between these growth levels, there are two intermediate growth levels which would result in a proportionate award if the respective growth level is achieved. The amount accrued for each NEO with respect to the LTIP awards received by such NEO is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The amounts shown related to our MIP represent payments that were possible for the 2012 annual performance period. Awards under the MIP are calculated as a percentage of the NEO's base salary. A minimum amount is paid if a threshold level of performance is achieved, and a maximum award is paid if a specified higher level of performance is achieved. Performance between these two levels results in a proportionate payment of the award. The 2012 MIP awards for our NEOs have been earned and paid, and the actual amount earned by each NEO is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)	The amounts disclosed under the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End December 31, 2012
The following table sets forth information regarding the status of equity awards held by the NEOs at December 31, 2012.

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Robert L. Wagman	22,000	—	$5.029	1/12/17	—	—
	72,000	—	$9.435	11/1/17	—	—
	22,000	4,000	$9.568	1/11/18	—	—
	21,600	14,400	$5.978	1/9/19	—	—
	28,000	40,000	$9.983	1/8/20	—	—
	—	—	—	—	303,000	$6,393,300

John S. Quinn	48,000	32,000	$9.298	10/1/19	—	—
	40,000	40,000	$9.983	1/8/20	—	—
	—	—	—	—	183,832	$3,878,855

Walter P. Hanley	45,000	5,000	$9.568	1/11/18	—	—
	35,000	15,000	$5.978	1/9/19	—	—
	40,000	40,000	$9.983	1/8/20	—	—
	—	—	—	—	148,432	$3,131,915

Victor M. Casini	120,000	—	$2.245	1/9/14	—	—
	120,000	—	$2.210	1/14/15	—	—
	168,000	—	$2.083	1/28/15	—	—
	60,000	—	$5.029	1/12/17	—	—
	36,000	4,000	$9.568	1/11/18	—	—
	28,000	12,000	$5.978	1/9/19	—	—
	20,000	20,000	$9.983	1/8/20	—	—
	—	—	—	—	146,432	$3,089,715

Steven Greenspan	4,000	—	$4.878	1/13/16	—	—
	36,000	—	$5.029	1/12/17	—	—
	36,000	4,000	$9.568	1/11/18	—	—
	33,600	14,400	$5.978	1/9/19	—	—
	24,000	24,000	$9.983	1/8/20	—	—
	—	—	—	—	27,332	$576,705

(1)
The grant date of each of the options was ten years prior to the expiration date. Each of the unexercisable options will become exercisable with respect to 10% of the number of shares of common stock subject to the option on each six month anniversary of the grant date over a total of five years.

(2)
Outstanding stock awards include unvested restricted stock and RSUs. The restricted stock and RSUs vest over a five year period. The following table sets forth the number of units that are scheduled to vest in each of the following five years for each NEO:

	2013	2014	2015	2016	2017	Total
Robert L. Wagman	82,000	74,000	74,000	55,000	18,000	303,000
John S. Quinn	55,667	55,667	35,667	27,331	9,500	183,832
Walter P. Hanley	44,467	34,467	34,467	26,131	8,900	148,432
Victor M. Casini	42,467	34,467	34,467	26,131	8,900	146,432
Steven Greenspan	6,667	6,667	6,667	5,331	2,000	27,332
Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2012
The following table sets forth information regarding the exercise of stock options by the NEOs and the vesting of restricted stock awards and RSUs during the last fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert L. Wagman	80,000	$1,263,639	64,000	$1,058,885
John S. Quinn	—	—	46,168	$778,142
Walter P. Hanley	180,000	$2,183,626	35,568	$585,374
Victor M. Casini	300,000	$5,217,024	33,568	$553,361
Steven Greenspan	26,224	$325,682	4,668	$77,850
Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2012
The following table sets forth information regarding the accounts of the NEOs in the retirement plan that supplements our 401(k) plan. This supplemental plan is discussed beginning on page 26.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)
Robert L. Wagman	$38,798	$19,399	$22,164	$(18,026)	$208,200
John S. Quinn	$55,021	$27,511	$6,259	$(16,900)	$145,163
Walter P. Hanley	$922,029	$25,200	$166,594	$(16,875)	$1,734,093
Victor M. Casini	$304,408	$25,200	$103,290	$(16,875)	$956,040
Steven Greenspan	—	—	—	—	—

(1)
These amounts represent contributions to the supplemental plan by the NEOs from their respective 2012 salaries and 2011 bonuses (paid in 2012) reported in the Summary Compensation Table under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation.”

(2)	These amounts were also reported in the Summary Compensation Table under the column entitled “All Other Compensation.”
(3)	These amounts represent distributions, and the transfers on behalf of the NEOs from the supplemental plan to our 401(k) plan that are permitted by the tax laws.
(4)
The Aggregate Balance at Last Fiscal Year End column includes money we owe these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it. The following amounts of executive and Company contributions were included in the Summary Compensation Table in prior years: Mr. Wagman - $218,379; Mr. Quinn - $111,520; Mr. Hanley - $643,081; Mr. Casini - $629,252; and Mr. Greenspan - $0.

OTHER INFORMATION
Principal Stockholders
The following table sets forth, as of March 7, 2013, certain information regarding the beneficial ownership of our common stock by:

•	each person known by us to be the beneficial owner of 5% or more of the outstanding common stock (based solely on a review of filings on Schedule 13G or 13D with the SEC);

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

	Shares Beneficially owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent
BlackRock, Inc., 40 East 52nd Street, New York, New York 10022 (3)	17,482,903	5.9%
A. Clinton Allen (4)	566,512	*
Kevin F. Flynn (5)	1,094,092	*
Ronald G. Foster	28,914	*
Blythe J. McGarvie	—	*
Paul M. Meister	695,668	*
John F. O'Brien	141,262	*
Guhan Subramanian	—	*
William M. Webster, IV (6)	1,013,254	*
Joseph M. Holsten	248,276	*
Robert L. Wagman	233,928	*
John S. Quinn	197,528	*
Walter P. Hanley (7)	219,140	*
Victor M. Casini (8)	679,247	*
Steven Greenspan (9)	154,442	*
All directors and executive officers as a group (15 persons)	5,301,179	1.8%

*	Represents less than 1% of our outstanding common stock.
(1)	Unless otherwise specified, the address of each such person is c/o LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661.
(2)
Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. The numbers and percentages of shares owned by our directors and named executive officers include in each case shares subject to currently outstanding equity awards that were exercisable or scheduled to vest within 60 days of March 7, 2013 as follows: A. Clinton Allen - 300,000; Kevin F. Flynn - 60,000; Ronald G. Foster - 0; Blythe J. McGarvie - 0; Paul M. Meister - 540,000; John F. O'Brien - 40,000; Guhan Subramanian - 0; William M. Webster, IV - 220,000; Joseph M. Holsten - 96,000; Robert L. Wagman - 182,400; John S. Quinn - 104,000; Walter P. Hanley - 138,000; Victor M. Casini - 564,000; Steven Greenspan - 147,200; and all directors and executive officers as a group - 2,414,600.

(3)	Based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2013.
(4)
Includes 8,000 shares held by an IRA, of which Mr. Allen is the beneficiary, and 56,000 shares owned by Mr. Allen's wife. Includes 16,000 shares owned by Mr. Allen that are pledged as security to financial institutions.

(5)
Includes 1,032,830 shares owned directly and indirectly by the Kevin F. Flynn June, 1992 Non-Exempt Trust (the "Trust"), of which Mr. Flynn is a beneficiary and as to which he disclaims beneficial ownership. Includes 932,830 shares owned by the Trust that are pledged as security to financial institutions.

(6)
Includes 472,692 shares owned by a trust of which Mr. Webster's spouse is the trustee and beneficiary, and 3,600 shares owned by a limited partnership of which Mr. Webster is the sole limited partner. Does not include shares owned by a trust of which Mr. Webster's children are beneficiaries of which Mr. Webster is not a trustee and as to which none of Mr. Webster or any of his children have voting or investing power.

(7)	Includes 19,403 shares owned by Mr. Hanley's wife.
(8)	Includes 83,478 shares owned by a trust of which Mr. Casini and his wife are co-trustees and Mr. Casini is a beneficiary.
(9)	Includes 1,000 shares owned by Mr. Greenspan's wife.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of our common stock, to file reports with the SEC regarding their ownership of our common stock and changes in such ownership. Based on our review of copies of these reports, we believe that during 2012 such persons have complied with their filing requirements, except for a purchase by a trust of which Mr. Webster's spouse is the trustee and beneficiary of 5,800 shares on June 2, 2010 and a gift by such trust of 2,000 shares on November 3, 2011, both of which were reported on a Form 5 filed on February 13, 2013.
Certain Transactions
We have a Related Party Transactions Policy that provides, and our Audit Committee charter specifies, that the Audit Committee's responsibilities include the review and approval of all transactions between us and any persons affiliated with us that would be required to be disclosed pursuant to the rules and regulations of the SEC. We have had no such related party transactions since the beginning of fiscal year 2012, and no such related party transactions are currently proposed.
Solicitation of Proxies
Our Board of Directors is soliciting your proxy by mail. Your proxy may also be solicited by our directors, officers or other employees personally or by mail, telephone, facsimile or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them. The entire cost of the solicitation by our Board of Directors will be borne by us.
Delivery of Proxy Materials to Households
Rules of the SEC permit us to use a method of delivery that people often refer to as “householding.” For stockholders who request to receive our proxy materials by mail, householding permits us to mail a single set of proxy materials to any household where two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts, unless we receive contrary instructions from any such stockholder. In addition, certain intermediaries (i.e., brokers, banks or other nominees) have notified us that they will household proxy materials for our 2013 Annual Meeting. For voting purposes, these materials will include a separate proxy card for each account at the shared address. We will deliver promptly, if you request orally or in writing, a separate copy of our 2013 Proxy Statement and our 2012 Annual Report to any stockholder at the same address. If you wish to receive a separate copy of our 2013 Proxy Statement and our 2012 Annual Report, then you may contact our Investor Relations Department (a) by mail at LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, (b) by telephone at 877-LKQ-CORP (toll free), or (c) by e-mail at irinfo@lkqcorp.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our proxy statement and annual report may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.
Submitting Your Proposals for the 2014 Annual Meeting
According to the rules of the SEC, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2014 annual meeting of stockholders, you must do so no later than November 22, 2013. Your proposal should be submitted in writing to the Corporate Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you to properly bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Corporate Secretary of the Company at our principal executive offices, not less than 60 nor more than 90 days prior to the meeting date. In the event that we provide less than 70 days notice or prior public disclosure of the date of the meeting, your notice, in order to be timely, must be received by us not later than the close of business on the tenth day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the number of shares of our capital stock you beneficially own. In addition, (1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.
General
It is important that your proxy be returned promptly. Whether or not you are able to attend the meeting, you are urged, regardless of the number of shares owned, to submit your vote.

By Order of the Board of Directors

Victor M. Casini
Senior Vice President,
General Counsel and Corporate Secretary

Appendix A

LKQ CORPORATION
1998 EQUITY INCENTIVE PLAN
(as amended as of November 5, 2012)
ARTICLE 1
ESTABLISHMENT, OBJECTIVES, AND DURATION
1.1 ESTABLISHMENT OF THE PLAN. LKQ CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the LKQ 1998 Equity Incentive Plan (hereinafter referred to as the "Plan") as set forth in this document. The Plan became effective as of February 13, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.
1.2 PURPOSE OF THE PLAN. The purpose of this Plan is to benefit the Company and its Subsidiaries by enabling the Company to offer to certain present and future executives, key personnel, Non-employee Directors, consultants and other persons providing services to the Company and its Subsidiaries stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their relationship with the Company or its Subsidiaries.
1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan provisions.
ARTICLE 2
DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
"AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, RSUs, Performance Shares or Performance Units.
"AWARD AGREEMENT" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant's acceptance of the terms of the Award Agreement shall be evidenced by his or her continued Service without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.
"BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
"BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.
"CAUSE" shall mean, with respect to a Participant's Separation from Service, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

(i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "cause" (or similar words) or a "cause" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the Separation from Service is due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant's Disability), the Participant's dishonesty or theft, the Participant's violation of any obligations or duties under any employee agreement, or the Participant's gross negligence or willful misconduct; or
(ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "cause" (or similar words) and a "cause" termination would be permitted under such agreement at that time, the Separation from Service is or would be deemed to be for "cause" (or similar words) as defined in such agreement.
No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
"CHANGE OF CONTROL" of the Company shall mean:
(a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;
(b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;
(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the issued and outstanding shares of voting securities of the Company; or
(d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.
"CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.
"COMMITTEE" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.
"COMMON STOCK" means the common stock of the Company.
"COMPANY" means LKQ Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 17 herein.
"DIRECTOR" means any individual who is a member of the Board of Directors of the Company.
"DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.
"EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.
"EMPLOYEE" means any employee of the Company or any Subsidiary.
"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
"FAIR MARKET VALUE" means (a) if the Common Stock is not listed or traded on a stock exchange or market, the value of the Common Stock determined in good faith by the Committee; or (b) if the Common Stock is listed or traded on a stock exchange or market, (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, or unless the Committee otherwise determines, means as of the date of the Award, the average of the closing sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on each of the five trading dates immediately preceding such date; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld in payment of the Option Price or to pay taxes due on an Award, for purposes of the provisions of Section 5.3 (regarding elections by Non-employee Directors to receive compensation in the form of Shares) or for purposes of the exercise of any SAR or conversion of a Performance Unit, means the average of the high and low sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on the applicable day (or if the applicable day is not a trading day, on the trading day next preceding the applicable day).

"FREESTANDING SAR" means a stock appreciation right that is granted independently of any Options, as described in Article 7 herein.
"GOOD REASON" shall mean, with respect to a Participant's Separation from Service,
(i) in the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "good reason" (or similar words) or a "good reason" termination would not be permitted under such agreement at that time because other conditions were not satisfied, a voluntary Separation from Service due to "good reason" as the Committee, in its sole discretion, decides to treat as a "Good Reason" termination; or
(ii) in the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "good reason" (or similar words) and a "good reason" termination would be permitted under such agreement at that time, the Separation from Service is or would be deemed to be for "good reason" (or similar words) as defined in such agreement.
"INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.
"INSIDER" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
"NAMED EXECUTIVE OFFICER" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.
"NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee.
"NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Section 422 of the Code.
"OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.
"OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.
"PARTICIPANT" means a Person who or which has outstanding an Award granted under the Plan.
"PERFORMANCE-BASED EXCEPTION" means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.
"PERFORMANCE PERIOD" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.
"PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.
"PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.
"PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock or an Award of RSUs is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock or the RSUs are subject to a substantial risk of forfeiture, as provided in Articles 8 and 8A.
"PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.
"RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.
“RETIREMENT” means the date a Participant voluntarily terminates his/her employment with the Company: (a) on or after he/she has attained at least sixty-five (65) years of age; (b) on or after he/she has attained at least fifty-five (55) years of age and completed at least ten (10) years of service with the Company or its Subsidiaries; or (c) under circumstances that the Committee determines, in its sole discretion, that qualify as a Retirement termination from the Company.
"RSU" means an Award of restricted stock units granted to a Participant pursuant to Article 8A hereof.
"SEPARATION FROM SERVICE" means a termination of Service by a Service Provider, as determined by the Committee, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A of the Code is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A of the Code.
"SERVICE" means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Participant's change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or a Subsidiary.
"SERVICE PROVIDER" means an employee, officer, Non-employee Director, consultant or other advisor of the Company or a Subsidiary.
"SHARES" means shares of Common Stock of the Company.
"STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.
"SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests. Notwithstanding the foregoing, for purposes of granting Options or SARs to Service Providers of a Subsidiary in which the Company is the direct or indirect beneficial owner of less than 50% of all issued and outstanding equity interests, such Service Providers shall not be eligible for an Award of Options or SARs unless the Committee first determines that such Award is "based upon legitimate business criteria" within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E).
"TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).
ARTICLE 3
ADMINISTRATION
3.1 THE COMMITTEE. The Plan shall be administered by the Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.
3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.
3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.
3.4 BOOK ENTRY. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
4.1 SHARES AVAILABLE FOR AWARDS. The aggregate number of Shares which may be issued for or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 34,944,417 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon (a) a payout of a Freestanding SAR, Tandem SAR, or Restricted Stock award in the form of cash; (b) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award; or (c) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.
4.2 INDIVIDUAL PARTICIPANT LIMITATIONS. Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:
(a) Subject to adjustment as provided in Section 4.3 herein, the maximum number of each type of Award (other than cash-denominated Performance Units) granted to any Participant in any one fiscal year shall not exceed the following: (i) Options and SARs, 300,000 Shares, and (ii) Restricted Stock, RSUs, Performance Shares or Share-denominated Performance Units, 300,000 Shares.
(b) The maximum aggregate cash payout with respect to cash-denominated Performance Units granted in any one fiscal year which may be made to any Participant shall be $3,000,000.
4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Service Providers, as determined by the Committee, including Service Providers who reside in countries other than the United States of America. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company or its Subsidiaries operate or have Service Providers, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Service Providers (if any) providing Services outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Service Providers and (iii) establish subplans and modified Option exercise and other terms and procedures to the extent such actions may be necessary or advisable.
5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may,

from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award.
5.3 NON-EMPLOYEE DIRECTOR COMPENSATION. Non-Employee Directors shall have the right to elect to receive the compensation otherwise payable to them in cash in connection with their duties as members of the Board (or any committee thereof) in whole or in part in Shares (rounded up to the nearest whole share) issued under the Plan. If such Director elects to receive Shares as described in this Section 5.3, the per share value of the Common Stock shall equal the Fair Market Value on the applicable payment date. Such election must be made prior to the start of the calendar year in which the compensation is to be paid and shall be irrevocable for such calendar year.
ARTICLE 6
STOCK OPTIONS
6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).
6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.
6.3 OPTION PRICE. The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Award Agreement.
6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a) in cash or its equivalent,
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or
(c) by a combination of (a) and (b).
The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8 SEPARATION FROM SERVICE. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including, but not limited to, Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant's Option Award Agreement does not set forth such Separation from Service provisions, the following Separation from Service provisions shall apply:
(a) In the event of a Participant's Separation from Service for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such Separation from Service shall be exercisable for the lesser of (i) 30 days following the date of Separation from Service or (ii) the expiration date of the Option, unless the Separation from Service was for Cause.
(b) In the event of a Participant's Separation from Service due to death or Disability, all Options shall immediately become fully vested on the date of the Separation from Service.
(c) Subject to Article 14, in the event of Participant's Separation from Service due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the Option.
(d) Subject to Article 14, in the event a Participant's Separation from Service due to Retirement, all Options in which the Participant has a vested right upon Separation from Service shall be exercisable for the lesser of (i) three years following the date of the Separation from Service or (ii) the expiration date of the Option.
6.9 NONTRANSFERABILITY OF OPTIONS.
(a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
(b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1 GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the grant price of Freestanding SARs which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not subsequently be changed by the Committee except pursuant to Section 4.3 hereof.
7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.3 EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.
7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 TERM OF SARs. The term of an SAR granted under the plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years.
7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by
(b) The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
7.7 SEPARATION FROM SERVICE. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including, but not limited to, Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant's SAR Award Agreement does not set forth such Separation from Service provisions, the following Separation from Service provisions shall apply:
(a) In the event of a Participant's Separation from Service for any reason other than death, Disability or Retirement, all SARs held by the Participant shall expire and all rights thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all SARs to which the Participant has a vested right immediately prior to such Separation from Service shall be exercisable for the lesser of (i) 30 days following the date of the Separation from Service or (ii) the expiration date of the SAR, unless the Separation from Service was for Cause.
(b) In the event of a Participant's Separation from Service due to death or Disability, all SARs shall immediately become fully vested on the date of the Separation from Service.
(c) Subject to Article 14, in the event of a Separation from Service due to death or Disability, all SARs in which the Participant has a vested right upon Separation from Service shall be exercisable until the expiration date of the SAR.
(d) Subject to Article 14, in the event of a Participant's Separation from Service due to Retirement, all SARs in which the Participant has a vested right upon Separation from Service shall be exercisable for the lesser of (i) three years following the date of the Separation from Service or (ii) the expiration date of the SAR.
7.8 NONTRANSFERABILITY OF SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
ARTICLE 8
RESTRICTED STOCK
8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
8.4 OTHER RESTRICTIONS. Subject to Article 10 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting which may or may not be following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
8.5 VOTING RIGHTS. Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.
8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.
8.7 SEPARATION FROM SERVICE. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including, but not limited to, Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of Separation from Service connected with a Change of Control and Separation from Service by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the Separation from Service. Subject to Article 14, in the event that a Participant's Restricted Stock Award Agreement does not set forth such termination provisions, the following Separation from Service provisions shall apply:
(a) In the event of a Participant's Separation from Service for any reason other than death or Disability, all Shares of Restricted Stock which are unvested at the date of termination shall be forfeited to the Company.
(b) Unless the Award qualifies for the Performance-Based Exception, in the event of a Participant's Separation from Service due to death or Disability, all Shares of Restricted Stock of such participant shall immediately become fully vested on the date of termination and the restrictions shall lapse.
ARTICLE 8A
RESTRICTED STOCK UNITS
8A.1 GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units ("RSUs") to Participants in such amounts as the Committee shall determine.
8A.2 RESTRICTED STOCK UNIT AGREEMENT. Each RSU grant shall be evidenced by an Award Agreement that shall specify (i) the Participant to whom the Award shall be made, (ii) the number of RSUs that are subject to the Award, (iii) the time that the Award shall be granted, (iv) the duration and applicable conditions for any applicable Period of Restriction, and (v) such other provisions as the Committee shall determine. The number of RSUs granted to any Participant under any Award shall be credited, as of the date of such Award, to an account maintained on behalf of the Participant on the books of the Company. For all purposes of the Plan, the account maintained by the Company for each Participant shall constitute conclusive evidence of the Participant's Awards under the Plan, absent manifest error.
8A.3 TERMS AND CONDITIONS OF AWARD. RSUs granted to Participants under the Plan shall be subject to the following terms and conditions:

(i) No Award and no right under any such Award may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution, until the lapse of any applicable Period of Restriction and satisfaction of any other conditions specified by the Committee;
(ii) Subject to the limitations of the Plan and any other terms and conditions applicable to a particular Award, at the end of any applicable Period of Restriction, each such whole unit (except for any RSU canceled to pay withholding taxes) shall automatically and without further action by the Company be converted into one share of Common Stock (subject to adjustment as provided in Section 4.3) and the Participant shall thereupon become a record holder of each such share for all purposes. As promptly as practicable thereafter, the Company shall issue to the Participant (or his or her legal representative, beneficiary or heir) certificates for the shares of Common Stock issued upon such conversion. No fractional shares of Common Stock shall be issued pursuant to this Plan or any Award and instead cash will be paid in lieu of any fractional shares on such basis as is determined by the Committee; and
(iii) At no time prior to the conversion of RSUs into shares of Common Stock shall a Participant be entitled to any rights as a stockholder of the Company in respect of such RSUs or the shares of Common Stock into which such RSUs may be converted, including the right to receive dividends in respect of, or to vote, any such shares of Common Stock. Notwithstanding the foregoing, an award of RSUs may include dividend equivalents, with such terms and conditions as may be approved by the Committee and set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional Shares at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in no event will dividend equivalents on any RSUs that vest on the basis of pre-established performance goals be payable before the RSUs have become earned and payable.
8A.4 SEPARATION FROM SERVICE. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested RSUs following Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all RSUs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including, but not limited to, Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of Separation from Service connected with a Change of Control and Separation from Service by reason of death or Disability, the vesting of RSUs which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the Separation from Service. Subject to Article 14, in the event that a Participant's Award Agreement does not set forth such Separation from Service provisions, the following termination provisions shall apply:
(a) In the of event a Participant's Separation from Service for any reason other than death or Disability, all RSUs of such Participant that are unvested at the date of Separation from Service shall be forfeited to the Company.
(b) Unless the Award qualifies for the Performance-Based Exception, in the event of a

Participant's Separation from Service due to death or Disability, all RSUs of such Participant shall immediately become fully vested on the date of Separation from Service and all restrictions shall lapse.
8A.5 DEFERRAL OF VESTING RSUs. The Committee may permit a Participant to defer the compensation that would otherwise be recognized upon vesting of RSUs by filing (or completing online if such form is electronic) an election to defer (in a form specified by the Company) with the Company that specifies the later fixed date on which the RSUs will be paid and distributed to the Participant. A Participant may make multiple subsequent deferral elections under this paragraph for any given vested RSUs but any time requirements set forth herein must be separately satisfied with respect to each subsequent deferral election. All deferral elections must comply, at all times, with Section 409A of the Code, any regulations issued with respect to Section 409A of the Code and any other guidance issued by the Internal Revenue Service and authoritative on the issue.
ARTICLE 9
PERFORMANCE UNITS AND PERFORMANCE SHARES
9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be referred to as a "Performance Period" and the Performance Period shall be a minimum of one year.
9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function to the extent to which the corresponding performance goals have been achieved, as established by the Committee.
9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. (a) Except as provided below, payment of earned Performance Units/Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
(b) At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with the terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit/Share Award. All deferrals, whether mandatory or elective, must comply, at all times, with Section 409A of the Code, any regulations issued with respect to Section 409A of the Code and any other guidance issued by the Internal Revenue Service and authoritative on the issue.
(c) At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned but not yet distributed to Participants in connection with grants of Performance Units and/or Performance Shares (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.
9.5 SEPARATION FROM SERVICE. Subject to Article 14, in the event of a Participant's Separation from Service for any reason other than death, Disability or Retirement, all Performance Units/Shares shall be forfeited by the Participant to the Company. Subject to Article 14, in the event of a Participant's Separation from Service during a Performance Period due to death, Disability or Retirement, the Participant shall receive a prorated payout of the Performance Units/Shares, unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals. Subject to Article 14, unless the Committee determines otherwise in the event of a Separation from Service due to death, Disability or Retirement payment of earned Performance Units/Shares shall be made at the same time as payments are made to Participants who did not have a Separation from Service during the applicable Performance Period.
9.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by a Participant or the Participant's legal representative.
ARTICLE 10
PERFORMANCE MEASURES
(a) Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of, or percentage changes in, any one or more of the following measurements: revenue, primary or fully-diluted earnings per Share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company's business, or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit, under one or more of such measures.
(b) The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).
(c) On or before the latest possible date that will not jeopardize the qualification of Awards for the Performance-Based Exception (to the extent applicable), the Committee shall have the discretion to include or exclude unusual, atypical or non-recurring items in determining the applicable performance goals for a particular performance period.
(d) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and, thus, which use performance measures other than those specified above.
ARTICLE 11
BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
ARTICLE 12
DEFERRALS
The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to RSUs (as provided in Section 8A.5) or with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. All deferral elections must comply, at all times, with Section 409A of the Code, any regulations issued with respect to Section 409A of the Code and any other guidance issued by the Internal Revenue Service and authoritative on the issue.
ARTICLE 13
RIGHTS OF SERVICE PROVIDERS
13.1 RIGHT TO TERMINATE SERVICES. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's Services at any time, nor confer upon any Participant any right to continue in the Service of the Company or any Subsidiary. For purposes of this Plan, temporary absence from Service because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered a Separation from Service or to interrupt continuous Service. Conversion of a Participant's employment relationship to a consulting or other Service arrangement shall not result in termination of previously granted Awards.
13.2 PARTICIPATION. No Service Provider shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
ARTICLE 14
CHANGE OF CONTROL
Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
(a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;
(b) Any Period of Restriction and other restrictions imposed on Restricted Shares and RSUs shall lapse; and
(c) Unless otherwise specified in a Participant's Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.
ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION
15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation. The Board may not, without shareholder approval, (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of securities which may be issued upon the Plan, or (iii) materially modify the requirements for participation in the Plan.

15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
15.3 NO REPRICING OF OPTIONS/SARs. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company's stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or SAR grant price; (B) any other action that is treated as a "repricing" under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 4.3. A cancellation and exchange under clause (C) would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
ARTICLE 16
WITHHOLDING
16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.
16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or RSUs, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, or the Company may require, that such withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
ARTICLE 17
SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

ARTICLE 18
LEGAL CONSTRUCTION
18.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if as if the illegal or invalid provision had not been included.
18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
18.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
18.5 GOVERNING LAW. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
18.6 COMPLIANCE WITH SECTION 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder. In addition, any payments under the Plan of an amount that is deferred compensation under Section 409A of the Code in connection with a Participant's termination of employment shall not be made earlier than six (6) months after the date of termination of employment to the extent required by Section 409A(a)(2)(B)(i) of the Code.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

LKQ CORPORATION ATTN: VICTOR CASINI 500 WEST MADISON STREET SUITE 2800 CHICAGO, IL 60661	VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

0000159240_1 R1.0.0.51160

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
			For All	Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐		☐
Nominees
01	A. Clinton Allen	02	Kevin F. Flynn	03	Ronald G. Foster		04	Joseph M. Holsten	05	Blythe J. McGarvie
06	Paul M. Meister	07	John F. O'Brien	08	Guhan Subramanian		09	Robert L. Wagman	10	William M. Webster, IV
The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.										For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of LKQ Corporation for the fiscal year ending December 31, 2013.									☐	☐	☐
3.
Approval of the material terms of the performance goals under the LKQ Corporation 1998 Equity Incentive Plan to permit certain payments under the plan to qualify as tax-deductible performance based compensation, as described in the Proxy Statement for the Annual Meeting.
										☐	☐	☐
4.
Approval of an amendment to the LKQ Corporation Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000, as described in the Proxy Statement for the Annual Meeting.
										☐	☐	☐
5.	Approval, on an advisory basis, of the compensation of the named executive officers of LKQ Corporation.									☐	☐	☐
NOTE: With discretionary authority upon such other matters as may properly come before the meeting.

					Yes	No
Please indicate if you plan to attend this meeting					☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com .

LKQ CORPORATION
Annual Meeting of Stockholders
May 6, 2013 1:30 PM CST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Victor M. Casini and Matthew J. McKay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LKQ CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 1:30 PM, CST on May 6, 2013, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations.

Continued and to be signed on reverse side